Filed Pursuant to Rule 424(b)(5)
Registration No. 333-296672

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission and are not offers to sell nor solicitations of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 10, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 10, 2026)

$145,000,000

Common Stock

We are offering $145,000,000 of shares (the “shares”) of our common stock, par value $0.001 per share (the “common stock”).

Concurrently with this offering, we are conducting an underwritten public offering (the “Concurrent Notes Offering”) of $250,000,000 aggregate principal amount of convertible senior notes (the “Concurrent Convertible Notes”) (or up to $287,500,000 aggregate principal amount of Concurrent Convertible Notes if the underwriters in the Concurrent Notes Offering exercise their over-allotment option in full) pursuant to a separate prospectus supplement. We expect to use a portion of the net proceeds from this offering and the Concurrent Notes Offering, if consummated, to repurchase for cash $     million in aggregate principal amount at maturity of our 7.25% Green Convertible Senior Notes due 2030 (the “Green Convertible Notes”), including $     million in aggregate principal amount at maturity of Green Convertible Notes held by entities affiliated with Sylebra Capital Management (“Sylebra Capital”) (the “affiliated investors”) in privately negotiated transactions (the “Note Repurchase Transactions”). The terms of each Note Repurchase Transaction will depend on a variety of factors. No assurance can be given as to how much, if any, of the Green Convertible Notes will be repurchased or the terms on which they will be repurchased. Neither the completion of this offering nor the Concurrent Notes Offering is contingent on the completion of the other or the Note Repurchase Transactions. No assurance can be given that the Concurrent Notes Offering will be completed on the terms described herein or at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any Concurrent Convertible Notes in the Concurrent Notes Offering, and does not constitute an offer to buy, or the solicitation of an offer to sell, any of the Green Convertible Notes.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PCT.” On June 9, 2026, the last reported sales price of our common stock was $10.80 per share. The final public offering price will be determined through negotiation between us and the lead underwriter in the offering, and the recent market price used throughout this prospectus supplement may not be indicative of the actual offering price.

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risks and uncertainties described under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as the risks and uncertainties described in the documents incorporated by reference herein and therein, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and, where applicable, subsequent Quarterly Reports on Form 10-Q.

	Per Share	Total(2)
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See the caption “Underwriting” for additional information regarding the underwriting discounts and commissions and estimated offering expenses.
(2)	Does not give effect to the underwriters’ option to purchase additional shares.

We have granted the underwriters the right to purchase, exercisable within a 30-day period, up to an additional $18,750,000 of shares of our common stock at the public offering price set forth above, less underwriting discounts and commissions.

We expect that delivery of the shares of common stock will be made to investors in book-entry form through The Depository Trust Company on or about June     , 2026, which will be the second business day following the initial trade date for the shares offered pursuant to this prospectus supplement (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares of common stock being offered hereby prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the shares offered hereby who wish to trade the shares prior to the business day preceding the settlement date should consult their own advisors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Bookrunner

Morgan Stanley

June  , 2026

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of an automatic registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process available to us as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering. The second part is the accompanying prospectus, dated June 10, 2026, including the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. If the description of this offering varies between this prospectus supplement and the accompanying prospectus or any document incorporated by reference into it or into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement, which supersedes the information in the accompanying prospectus. This prospectus supplement contains information about the shares offered in this offering and may add, update or change information in the accompanying prospectus. Before you invest in any of the shares offered under this prospectus supplement, you should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information under the captions “Where You Can Find More Information” and “Information We Incorporate By Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus or any free writing prospectus that we may provide. We have not, and the underwriters have not, authorized anyone to provide you with different information. No dealer, salesperson or any other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus that we may provide. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we may provide or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents. We are not, and the underwriters are not, making offers to sell the shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

We are offering to sell shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise.

Documents incorporated by reference herein include information and statistics regarding our industry and other information. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data. Any such data and other information is subject to change based on various factors, including those described in this prospectus supplement and the accompanying

S-ii

prospectus under the caption “Risk Factors” and under Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, which is incorporated herein by reference.

References in this prospectus supplement to the terms “we,” “us,” “our,” “PCT” or “the Company” or other similar terms mean PureCycle Technologies, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

S-iii

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an automatic registration statement on Form S-3 under the Securities Act, with respect to the shares of common stock being offered by this prospectus supplement. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to the Company and the shares of common stock offered by this prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s website at http://www.sec.gov. We make available, free of charge, on our website at http://www.purecycle.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus supplement, and the reference to our website does not constitute incorporation by reference into this prospectus supplement any of the information contained at that site, other than documents we otherwise file with the SEC that are incorporated by reference into this prospectus supplement.

S-iv

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, any free writing prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus supplement forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus supplement until the offering of the shares of our common stock is terminated:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026;

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March  27, 2026 (solely with respect to those portions specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on May 6, 2026; and

•	our Current Reports on Form 8-K filed with the SEC on January 13, 2026, February 26, 2026 (Items 1.01, 3.03, 5.02 and 8.01 and related exhibits only), April 17, 2026 and May 11, 2026.

We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

PureCycle Technologies, Inc.

20 North Orange Ave.

Suite 106

Orlando, Florida 32801

Phone: (877) 648-3565

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. When used in this prospectus supplement, the terms “we,” “us,” “our,” “PCT” and “the Company” mean PureCycle Technologies, Inc. and its consolidated subsidiaries, collectively.

The Company

PCT is a Florida-based corporation focused on commercializing a patented dissolution recycling technology for polypropylene to physically separate the polymer from other plastics, colors, odors, and impurities (the “Technology”). The Technology was originally developed by The Procter & Gamble Company (“P&G”), for restoring waste polypropylene into resin, called PureFive® resin, which has similar properties and applicability for reuse as virgin polypropylene. PCT has a global license for the Technology from P&G (the “P&G license”), which was amended during 2025 to permanently waive the possible clawback of PCT’s exclusivity for plants located in North America and extend the time in which PCT’s plants must begin construction and commence sales in other regions to avoid a clawback of exclusivity under the Amended and Restated Patent License Agreement, dated July 28, 2020, as amended (the “License Agreement”). PCT has introduced an important new product to the global polypropylene market that will assist corporations in meeting their sustainability goals as well as federal and state regulations and mandates, providing consumers with polypropylene-based products that are sustainable, and reducing overall polypropylene waste in the world’s landfills and oceans.

PCT’s process includes the following steps: Feed Pre-Processing (“Feed PreP”), and the use of PCT’s recycling technology for purification and compounding. The Feed PreP step collects, sorts, and prepares polypropylene waste (“feedstock”) for the dissolution recycling process (“Purification”). The Purification step is a dissolution recycling process that uses a combination of solvent, temperature, and pressure to return the feedstock to near-virgin condition through a novel configuration of commercially-available equipment and unit operations. The Purification process puts the plastic through a physical extraction process using supercritical fluids that both extract and filter out other plastics and additives to purify the color, opacity, and odor of the plastic without changing the bonds of the polymer. By not altering the chemical makeup of the polymer, PCT is able to use significantly less energy and reduce production costs as compared to virgin resin. Compounding, which involves blending PCT’s resin with either virgin resin or additives, is a step that can be used on a case-by-case basis. Compounding allows for the modification of the resin to meet the end-user’s qualifications with melt flow, flexibility, clarity, color and strength.

Recent Developments

Concurrent Offering of Convertible Notes and Note Repurchase Transactions

Concurrently with this offering, we are conducting an underwritten public offering of $250,000,000 aggregate principal amount of convertible senior notes (or up to $287,500,000 aggregate principal amount of Concurrent Convertible Notes if the underwriters in the Concurrent Notes Offering exercise their over-allotment option in full) pursuant to a separate prospectus supplement. We expect to use a portion of the net proceeds from this offering and the Concurrent Notes Offering, if consummated, to repurchase for cash $     million in aggregate principal amount at maturity of the Green Convertible Notes, including $     million in aggregate principal amount at maturity of the Green Convertible Notes held by the affiliated investors, in the Note Repurchase Transactions, which we expect to enter into concurrently with the pricing of this offering. The terms of each Note Repurchase Transaction will depend on a variety of factors. No assurance can be given as to how much, if any, of the Green Convertible Notes will be repurchased or the terms on which they will be repurchased. Neither the completion of this offering nor the Concurrent Notes Offering is contingent on the completion of the other or the Note Repurchase Transactions. No assurance can be given that the Concurrent Notes Offering will be completed on the terms described herein or at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any Concurrent Convertible Notes in the Concurrent Notes Offering, and does not constitute an offer to buy, or the solicitation of an offer to sell, any of the Green Convertible Notes.

After giving effect to the Note Repurchase Transactions, approximately $     million aggregate principal amount at maturity of the Green Convertible Notes are expected to remain outstanding.

In connection with any Note Repurchase Transaction, we expect that the holders of the Green Convertible Notes who agree to have their Green Convertible Notes repurchased and who have hedged their equity price risk with respect to such notes (the “hedged holders”) will unwind all or part of their hedge positions by buying shares of our common stock, including pursuant to this offering, and/or entering into or unwinding various derivative transactions with respect to our common stock. The amount of our common stock to be purchased by the hedged holders or in connection with such derivative transactions may be substantial in relation to the historic average daily trading volume of our common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of our common stock, including concurrently with the pricing of the Concurrent Convertible Notes, which could result in a higher effective conversion price for the Concurrent Convertible Notes. We cannot predict the magnitude of such market activity or the overall effect it will have on the price of our common stock or the Concurrent Convertible Notes. See the caption “Risk Factors—Risks Related to the Concurrent Notes Offering and the Note Repurchase Transactions—Any repurchases of the Green Convertible Notes may affect the value of our common stock and the Concurrent Convertible Notes” and “The Concurrent Transactions.”

Amendment to Revolving Credit Agreement

We are party to that certain Credit Agreement (as amended, the “Revolving Credit Agreement”) dated as of March 15, 2023, with PureCycle Technologies Holdings Corp., PureCycle Technologies, LLC, PureCycle Augusta, LLC and PureCycle (Thailand) Company Limited (collectively, the “Revolving Credit Facility Guarantors”), Sylebra Capital Partners Master Fund, LTD, Sylebra Capital Parc Master Fund, and Sylebra Capital Menlo Master Fund (collectively, the “Lenders”), and Kroll Trustee Services (HK) Limited (the “Administrative Agent” and “Security Agent”), providing the Company with a revolving credit facility pursuant to which the Company can borrow up to $200 million. On June 10, 2026, the Company, the Revolving Credit Facility Guarantors, the Administrative Agent, the Security Agent and the Lenders executed a Limited Consent and Eleventh Amendment to Credit Agreement, which amends the Revolving Credit Agreement to, among other things, (i) permit this offering and the Concurrent Notes Offering and (ii) remove as secured obligations certain obligations in respect of the Company’s Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), Series C Warrants and Pre-Funded Warrants, in each case, owed by the affiliated investors.

New Jersey Recycled Content Approval

On May 14, 2026, the New Jersey Department of Environmental Protection (“NJDEP”) designated PCT’s PureFive® resin as “postconsumer recycled content” (“PCR”) under the state of New Jersey’s Recycled Content Law (the “Recycled Content Law”).

The Recycled Content Law requires manufacturers of rigid plastic containers, beverage containers and other regulated packaging to meet minimum thresholds of postconsumer recycled content. The mandates started at 10% for rigid plastics in 2024 and rise by 10% every three years until reaching 50% in 2036. Food-contact packaging is exempt from the new regulations until 2027.

NJDEP’s PCR designation is a one-year conditional approval. During the 12 month period following receipt of conditional approval on May 14, 2026, PCT expects to provide NJDEP with documentation of feedstock sources, the type of feedstock processed, PureFive® end-use applications, as well as certain compliance information as requested as part of the permanent approval process.

Thailand Facility

PCT plans to construct a 130 million pound polypropylene recycling facility in Rayong, Thailand (the “Thailand Facility”). PCT intends to develop the facility at the IRPC Public Company Limited (“IRPC”) eco-industrial zone in Rayong. IRPC is an integrated petrochemical operator in Southeast Asia. Its production structure comprises petroleum and petrochemical complexes, complete with utilities and infrastructure supporting the operations, including a deep-sea port and ample steam and power capacity. PCT intends to leverage this existing site infrastructure to reduce the costs of certain construction activities. The permitting process has begun for the Thailand Facility, and the Thailand Facility is expected to be completed in late 2027. PCT currently estimates a total investment of $250 million for the Thailand Facility and is seeking project financing to fund a portion of the investment.

Corporate Information

Our principal executive offices are located at 20 North Orange Avenue, Suite 106, Orlando, Florida 32801. Our telephone number is (877) 648-3565. Our website is http://www.purecycle.com. The information contained on or accessible through our website is not part of this prospectus supplement or the accompanying prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into the registration statement of which this prospectus supplement is a part.

THE OFFERING

Issuer	PureCycle Technologies, Inc., a Delaware corporation.

Common Stock offered by us	shares of our common stock.

Option to Purchase Additional Shares of Common Stock

We have granted to the underwriters an option to purchase up to an additional   shares of our common stock at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions.

Common Stock to be Outstanding Immediately After this Offering	shares of our common stock (or shares if the underwriters exercise their option to purchase additional shares in full).

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $   million (or approximately $   million if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds from this offering, together with the net proceeds from the Concurrent Notes Offering, if consummated: (i) to pay the approximately $   million cost of repurchasing for cash approximately $   million in aggregate principal amount at maturity of the Green Convertible Notes in the Note Repurchase Transactions as described below under the caption “The Concurrent Transactions”; (ii) to repurchase additional Green Convertible Notes from time to time; and (iii) for working capital and other general corporate purposes. See the caption “Use of Proceeds.”

Dividend Policy	We have not paid dividends on our shares of common stock and do not intend to pay dividends in the foreseeable future.

Note Repurchase Transactions

Concurrently with the pricing of the Concurrent Convertible Notes in the Concurrent Notes Offering, we expect to enter into privately negotiated transactions to repurchase for cash $   million in aggregate principal amount at maturity of the Green Convertible Notes (including $    million in aggregate principal amount at maturity of the Green Convertible Notes held by the affiliated investors) for approximately $   million (including $    million payable to the affiliated investors). The terms of each Note Repurchase Transaction will depend on a variety of factors. No assurance can be given as to how much, if any, of the Green Convertible Notes will be repurchased or the terms on which they will be repurchased. Neither the completion of this offering nor the Concurrent Notes Offering is contingent on the completion of the other, the Note Repurchase Transactions. This prospectus supplement does not constitute an offer to buy, or the solicitation of an offer to sell, any of the Green Convertible Notes.

In connection with any Note Repurchase Transaction, we expect that the hedged holders will unwind all or part of their hedge positions by buying shares of our common stock, including pursuant to this offering, and/or entering into or unwinding various derivative transactions with respect to our common stock. The amount of our common stock to be purchased by the hedged holders or in connection with such derivative transactions may be substantial in relation to the historic average daily trading volume of our common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of our common stock, including concurrently with the pricing of the Concurrent Convertible Notes, which could result in a higher effective conversion price for the Concurrent Convertible Notes. We cannot predict the magnitude of such market activity or the overall effect it will have on the price of our common stock or the Concurrent Convertible Notes. See the caption “Risk Factors—Risks Related to the Concurrent Notes Offering and the Note Repurchase Transactions—Any repurchases of the Green Convertible Notes may affect the value of our common stock and the Concurrent Convertible Notes.”

See the caption “The Concurrent Transactions” for a further description of the Note Repurchase Transactions.

Concurrent Notes Offering

Concurrently with this offering, we are conducting an underwritten public offering of $250,000,000 aggregate principal amount of Concurrent Convertible Notes (or up to $287,500,000 aggregate principal amount of Concurrent Convertible Notes if the underwriters in the Concurrent Notes Offering exercise their over-allotment option in full) in the Concurrent Notes Offering pursuant to a separate prospectus supplement.

Neither the completion of this offering nor the Concurrent Notes Offering is contingent on the completion of the other or the Note Repurchase Transactions. No assurance can be given that the Concurrent Notes Offering will be completed on the terms described herein or at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any Concurrent Convertible Notes in the Concurrent Notes Offering.

See the caption “The Concurrent Transactions” for a further description of the Concurrent Notes Offering.

Risk Factors

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risks and uncertainties described under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement, and on page 5 of the accompanying prospectus, as well as the risks and uncertainties described in the documents incorporated by reference herein, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and, where applicable, subsequent Quarterly Reports on Form 10-Q.

Trading Symbol for Our Common Stock	Our common stock is listed on Nasdaq under the symbol “PCT.”

The number of shares of common stock to be outstanding immediately after this offering is based on 180,841,199 shares of our common stock outstanding as of March 31, 2026, and excludes:

•

5,893,798 shares of common stock issuable upon exercise of public warrants and private warrants (collectively, the “PCT Warrants”) outstanding as of March 31, 2026, with an exercise price of $11.50 per underlying share of common stock;

•

17,757,136 shares of common stock issuable upon exercise of Series A Warrants to purchase the Company’s common stock outstanding as of March 31, 2026, with an exercise price of $11.50 per underlying share of common stock;

•

3,064,081 shares of common stock issuable upon exercise of Series B Warrants to purchase the Company’s common stock outstanding as of March 31, 2026, with an exercise price of $11.50 per underlying share of common stock;

•

5,000,000 shares of common stock issuable upon exercise of Series C Warrants to purchase the Company’s common stock outstanding as of March 31, 2026, with an exercise price of $11.50 per underlying share of common stock;

•

23,237,440 shares of common stock issuable upon the conversion of Green Convertible Notes outstanding as of March 31, 2026 (assuming the maximum increase to the conversion rate in connection with a “make-whole fundamental change” or a notice of redemption);

•

22,583,963 shares of common stock issuable upon the conversion of Series B Convertible Perpetual Preferred Stock, par value $0.001 per share (“Series B Convertible Preferred Stock”), outstanding as of March 31, 2026 (assuming the maximum increase to the conversion rate in connection with a “make-whole fundamental change” or a notice of redemption);

•	23,115,521 shares of common stock authorized and reserved for issuance under our equity and other incentive-based plans as of March 31, 2026;

•

1,686,028 shares of common stock issuable upon exercise of outstanding stock options outstanding as of March 31, 2026, 935,281 of which are fully vested, with a weighted average exercise price of $14.86 per share; and

•

3,948,285 shares of common stock issuable upon vesting of outstanding restricted stock units (“RSUs”) and performance-based restricted stock awards (“PSUs”), assuming target achievement of associated performance metrics for the PSUs.

The outstanding share information set forth above also does not include up to an additional 2,000,000 shares of common stock to be issued upon our first commercial-scale recycling facility in Lawrence County, Ohio (the “Ironton Facility”) becoming operational, as certified by Leidos Engineering, LLC.

Except as otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise of outstanding options or warrants or settlement of outstanding RSUs or PSUs mentioned above;

•	no exercise by the underwriters in the Concurrent Notes Offering of their over-allotment option;

•	no exercise by the underwriters in this offering of their option to purchase additional shares of common stock.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), and our other filings with the SEC from time to time, which are incorporated by reference in this prospectus supplement and the accompanying prospectus and may be amended, supplemented or superseded from time to time by our Quarterly Reports on Form 10-Q and other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only risks to which we are exposed. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or a part of your investment.

Risks Related to Our Common Stock and This Offering

Certain current and former stockholders of PCT have the right to elect a certain number of directors to PCT’s board of directors (the “Board”).

Pursuant to a letter agreement entered into between Pure Crown LLC (“Pure Crown”) and PCT, dated October 5, 2020, Pure Crown is entitled to select one director to the Board (the “Pure Crown Director”), and Pure Crown designated Ms. Tanya Burnell as the current Pure Crown Director. For so long as Pure Crown has this right to select one director to the Board, any vacancy with respect to the Pure Crown Director may only be filled by Pure Crown.

Furthermore, pursuant to the board representation agreement, dated March 7, 2022, between PCT and Sylebra Capital, Sylebra Capital has been granted the right to designate (i) one person to be nominated for election to the Board so long as Sylebra Capital, together with its affiliates, beneficially owns at least 10.0% of the common stock, and (ii) two persons to be nominated for election to the Board so long as Sylebra Capital together with its affiliates beneficially owns at least 15.0% of the common stock, subject to certain exceptions, including that Sylebra Capital together with its affiliates will not be entitled to designate more than two nominees. Accordingly, Sylebra Capital is currently entitled to designate two directors for nomination, and has designated Daniel Gibson and Valerie Mars to serve on the Board.

Future offerings of debt or offerings or issuances of equity securities by PCT may adversely affect the market price of PCT’s common stock or otherwise dilute all other stockholders.

In the future, PCT may attempt to obtain financing or further increase PCT’s capital resources by issuing additional shares of PCT’s common stock or offering debt, including commercial paper, medium-term notes, senior or subordinated notes, debt securities convertible into equity or shares of preferred stock. PCT also expects to grant equity awards to employees, directors, and consultants under PCT’s stock incentive plans. The implementation of PCT’s business strategy could require substantial additional capital in excess of cash from operations. PCT would expect to obtain the capital required for the implementation of its business strategy through a combination of additional issuances of equity, corporate indebtedness and/or cash from operations, which may be effectuated through private financings.

Issuing additional shares of common stock or other equity securities or securities convertible into equity may dilute the economic and voting rights of PCT’s existing stockholders or reduce the market price of common stock, or both, and could be constrained by stock exchange rules that may require prior stockholder approval for certain large or below-market issuances. Upon liquidation, holders of such debt securities and preferred shares, if issued, and lenders with respect to other borrowings would receive a distribution of PCT’s available assets prior to the holders of common stock. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit PCT’s ability to pay dividends to the holders of common stock. PCT’s decision to issue securities in any future offering will depend on market conditions and other factors beyond PCT’s control, which may adversely affect the amount, timing and nature of PCT’s future offerings.

Conversion of the Green Convertible Notes and the Series B Convertible Preferred Stock may dilute the ownership interest of PCT stockholders or may otherwise depress the price of the common stock.

The conversion of some or all of Green Convertible Senior Notes or the Series B Convertible Preferred Stock may dilute the ownership interests of PCT stockholders.

Upon conversion of the Green Convertible Notes, PCT has the option to pay or deliver, as the case may be, cash, shares of common stock, or a combination of cash and shares of common stock. If PCT elects to settle the conversion obligation in shares of common stock or a combination of cash and shares of common stock, any sales in the public market of common stock issuable upon such conversion could adversely affect prevailing market prices of the common stock. In addition, the existence of the Green Convertible Notes may encourage short selling by market participants because the conversion of the Green Convertible Notes could be used to satisfy short positions, or anticipated conversion of the Green Convertible Notes into shares of common stock could depress the price of common stock. Holders of the Series B Convertible Preferred Stock may elect to convert such Series B Convertible Preferred Stock into shares of common stock at any time.

Future issuance of additional shares of the common stock may result in dilution and a decline in the price of our common stock.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our stockholders. We are currently authorized to issue an aggregate of 450,000,000 shares of common stock. As of March 31, 2026, there were 180,841,199 shares of common stock outstanding. In addition, as of March 31, 2026, there were 5,634,313 shares of common stock issuable upon the settlement of outstanding RSUs and PSUs and the exercise of stock options. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of securities for capital raising purposes (including convertible debt), or for other business purposes. Such future issuances may be at prices (or exercise prices) below the offering price of the shares of common stock in this offering. The future issuance of any additional shares of common stock may result in a significant decline in the trading price of the common stock.

Future sales of shares of the common stock by existing stockholders may depress its stock price.

In connection with the closing of the business combination (“Business Combination”) by and among Roth CH Acquisition I Co., a Delaware corporation (“ROCH”), Roth CH Acquisition I Co. Parent Corp., a Delaware corporation and wholly-owned direct subsidiary of ROCH (“ParentCo”), Roth CH Merger Sub LLC, a Delaware limited liability company and wholly-owned direct subsidiary of Parent Co, Roth CH Merger Sub Corp., a Delaware corporation and wholly-owned direct subsidiary of ParentCo and PCT LLC, holders of the Class A Units, Class B preferred Units, Class B-1 preferred Units and Class C Units of PureCycle Technologies LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of PCT, (“PCT LLC”, and collectively, the “PCT Unitholders”) representing at least 70% of PCT LLC’s outstanding membership interests entered into the Investor Rights Agreement, whereby such PCT Unitholders agreed, with certain limited exceptions, to lock up the shares of common stock they received in the Business Combination (the “IRA Lock-up”). On March 17, 2026, the IRA Lock-up expired pursuant to its terms, and the PCT Unitholders are able to sell the final 33.33% of such PCT Unitholder’s shares of the common stock (or 50% of such PCT Unitholder’s shares of the common stock with respect to certain affiliates of PCT LLC at the time of the Business Combination).

Following the expiration of the IRA Lock-up, the PCT Unitholders are no longer restricted from selling their shares of the common stock, other than by applicable securities laws. The timing or volume of sales or possible sales of these shares could have the effect of increasing the volatility in PCT’s share price or the market price of the shares of common stock could decline if a large amount of the shares of common stock are sold by the PCT Unitholders or if a large amount of the PCT Unitholders are perceived by the market as intending to sell the shares of common stock held by them. These sales, or the possibility that these sales could occur, may make it more difficult for the Company or its stockholders to sell equity securities in the future at a time and at a price that the Company or its stockholders deem appropriate.

PCT’s revenues, results of operations and cash utilization may fluctuate significantly from period to period.

As PCT advances its commercial operations, its revenues, results of operations and/or cash utilization may be subject to significant quarterly fluctuations. This variability can result from a number of factors that are difficult to predict and that are in many cases outside of PCT’s control, including: customer qualification and sales cycle timing; order and shipment timing, which may be impacted by production schedules, logistics constraints, and customer-specific arrangements; production and operation constraints, due to mechanical challenges or otherwise; and fixed cost structure relative to variable revenues. As a consequence of these factors, PCT’s revenues, operating results, and cash flows may vary materially from quarter to quarter. Such variability could make it difficult for PCT to accurately forecast its revenues, meet financial obligations as they become due, and maintain compliance with financial covenants under its debt agreements, and could adversely affect PCT’s business, financial condition, results of operations and prospects.

In addition, as PCT continues to ramp production at the Ironton Facility and expand commercial shipments to customers over the coming periods, PCT operating results and cash utilization could differ materially from analysts’ and/or investors’ expectations. The Company believes the trading market for common stock may be influenced by the research and reports that industry or securities analysts publish about PCT. If one or more of the analysts who cover PCT downgrade the common stock or publish unfavorable research, or if PCT operating results or cash utilization do not meet their or investors’ expectations, PCT’s stock price could decline.

The sale of the shares of common stock offered by this prospectus supplement, the sale of the Concurrent Convertible Notes convertible into shares of common stock in the Concurrent Notes Offering and the conversion of the Concurrent Convertible Notes for shares of common stock, or the perception that such sales or conversions may occur, could result in a significant decline in the price of our common stock.

Concurrently with this offering, we are offering $250,000,000 aggregate principal amount of Concurrent Convertible Notes (or up to $287,500,000 aggregate principal amount of Concurrent Convertible Notes if the underwriters in the Concurrent Notes Offering exercise their over-allotment option in full) in the Concurrent Notes Offering pursuant to a separate prospectus supplement. If all of the shares of common stock offered by this prospectus supplement and issuable upon conversion of the Concurrent Convertible Notes offered in the Concurrent Notes Offering were issued and outstanding, they would represent a significant percentage of our public float and of our outstanding shares of common stock. As of March 31, 2026, and after giving effect to this offering and the Concurrent Notes Offering, the shares of common stock offered by this prospectus supplement and issuable upon conversion of the Concurrent Convertible Notes offered in the Concurrent Notes Offering would represent approximately      % of the total number of outstanding shares of common stock (excluding (i) 5,634,313 shares of common stock issuable upon the settlement of outstanding RSUs and PSUs and the exercise of stock options as of March 31, 2026, (ii) 23,115,521 shares of common stock authorized and reserved for future issuance under our equity and other incentive-based plans as of March 31, 2026, (iii) 5,893,798 shares of common stock issuable upon exercise of the PCT Warrants, (iv) 17,757,136 shares of common stock issuable upon exercise of Series A Warrants, (v) 3,064,081 shares of common stock issuable upon exercise of Series B Warrants, (vi) 5,000,000 shares of common stock issuable upon exercise of Series C Warrants, (vii) 22,583,963 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock and (viii) 23,237,440 shares of common stock issuable upon conversion of the Green Convertible Notes (assuming the maximum increase to the conversion rate in connection with a “make-whole fundamental change”

or a notice of redemption). Accordingly, the sale of the shares of common stock offered by this prospectus supplement, the sale of the Concurrent Convertible Notes convertible into shares of common stock in the Concurrent Notes Offering and the conversion of the Concurrent Convertible Notes for shares of common stock, or the perception that such sales or conversions may occur, could result in a significant decline in the public trading price of our common stock.

If you acquire shares of our common stock in this offering, you may incur immediate and substantial dilution in net tangible book value of your shares.

Because the price per share of our common stock being offered by this prospectus supplement may be higher than the book value per share of our common stock, investors in this offering may suffer immediate and substantial dilution in the net tangible book value of the shares of common stock purchased in this offering. The conversion of some or all of the notes being offered in the Concurrent Notes Offering, to the extent we deliver shares upon conversion of the notes, may result in further dilution to your investment. See “Dilution” below for a more detailed discussion of the dilution investors may incur in this offering.

Our management has broad discretion in the use of the net proceeds from this offering and the proceeds from the Concurrent Notes Offering, if consummated, and we may use the proceeds in ways that may not generate a favorable return for us or improve our operating results.

Our management has significant flexibility in applying the net proceeds that we receive from this offering. We expect to use the net proceeds from this offering, together with the net proceeds from the Concurrent Notes Offering, if consummated: (i) to pay the approximately $     million cost of repurchasing for cash approximately $     million in aggregate principal amount at maturity of the Green Convertible Notes in the Note Repurchase Transactions as described below under the caption “The Concurrent Transactions”; (ii) to repurchase additional Green Convertible Notes from time to time; and (iii) for working capital and other general corporate purposes. See the caption “Use of Proceeds.” However, the net proceeds are not required to be allocated to any specific purpose, and you will be unable to determine in advance the value or propriety of our management’s application of such net proceeds on our behalf. In addition, the net proceeds of this offering may not generate a favorable return for us or improve our operating results.

Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may impair our future ability to raise capital.

Sales of a substantial number of shares of our common stock in the public markets could impair our ability to raise capital through the sale of additional equity securities or securities convertible into equity shares in the future.

The price of our common stock may be volatile.

The market price of our common stock may fluctuate substantially. For example, from January 1, 2025 through June 9, 2026, the closing price of our common stock fluctuated between $5.11 and $16.92. Some of the factors that may cause the market price of our common stock to fluctuate include:

•	our ability to scale our business;

•	our ability to protect our intellectual property and use certain licensed intellectual property of third parties;

•	our ability to consistently execute capital investment projects;

•	investor perception of our industry or prospects;

•	legislative or regulatory developments affecting our business; and

•	general economic trends.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price that you have paid, depending on many factors, some of which are beyond our control and may not be related to our operating performance. Stock market volatility may also adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

We may not pay dividends on our shares of common stock.

We have not paid dividends on our shares of common stock to date, and currently have no plans to pay dividends for the foreseeable future. Our ability to pay dividends with respect to the shares will depend on our ability to successfully generate earnings from operations. Further, our initial earnings, if any, will likely be retained to finance our operations. Any future dividends on the shares will depend upon our earnings, our then-existing financial requirements, and other factors, and will be at the discretion of our Board.

We may not be able to fully utilize our deferred tax assets.

We are subject to income and other taxes in the United States. As of December 31, 2025, we had U.S. federal net operating loss carryforwards of $800.8 million as described further in Note 12 “Income Taxes” to the consolidated financial statements accompanying our Annual Report. At that date, we also had recorded a valuation allowance of $214.6 million.

Our ability to use our U.S. net operating loss carryforwards may be limited if we experience an “ownership change” as defined in Section 382 of the Code (as defined herein). An ownership change generally occurs if certain stockholders increase their aggregate percentage ownership of a corporation’s stock by more than 50 percentage points over their lowest percentage ownership at any time during the testing period, which is generally the three-year period preceding any potential ownership change.

Although we may be able to utilize some or all of the U.S. net operating losses in the future if we have income of the appropriate character (subject to certain limitation on the amount of taxable income that can be offset by a net operating loss carryforward in a given taxable year), there is no assurance that we will be able to do so. Further, we are presently unable to record tax benefits on future losses until such time as sufficient income is generated by our operations to support the realization of the related net deferred tax asset positions. Our results of operations, financial condition and cash flows may adversely be affected in future periods by these limitations.

This offering is not contingent on the consummation of the Concurrent Notes Offering, and vice versa, or the Note Repurchase Transactions.

Neither the completion of this offering nor the Concurrent Notes Offering is contingent on the completion of the other or the Note Repurchase Transactions. No assurance can be given that the Concurrent Notes Offering will be completed on the terms described herein or at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any Concurrent Convertible Notes. See the caption “The Concurrent Transactions.”

Risks Related to the Concurrent Notes Offering and the Note Repurchase Transactions

Any repurchases of the Green Convertible Notes may affect the value of our common stock and the Concurrent Convertible Notes.

We expect to use a portion of the net proceeds from this offering and the Concurrent Notes Offering, if consummated, to repurchase approximately $     million in aggregate principal amount at maturity of the Green Convertible Notes, including $    million in aggregate principal amount at maturity of the Green Convertible Notes held by the affiliated investors, for cash in the Note Repurchase Transactions. The terms of each Note Repurchase Transaction will depend on a variety of factors, including the market price of our common stock and the trading price of the Green Convertible Notes at the time of such note exchange transactions. No assurance can be given as to how much, if any, of the Green Convertible Notes will be repurchased or the terms on which they will be repurchased. This prospectus supplement is not an offer to repurchase the Green Convertible Notes, and the offering of the Concurrent Convertible Notes is not contingent upon the Note Repurchase Transactions.

In connection with any Note Repurchase Transaction, we expect that the hedged holders will unwind all or part of their hedge positions by buying shares of our common stock, including pursuant to this offering, and/or entering into or unwinding various derivative transactions with respect to our common stock. The amount of our common stock to be purchased by the hedged holders or in connection with such derivative transactions may be substantial in relation to the historic average daily trading volume of our common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of our common stock, including concurrently with the pricing of the Concurrent Convertible Notes, which could result in a higher effective conversion price for the Concurrent Convertible Notes. We cannot predict the magnitude of such market activity or the overall effect it will have on the price of our common stock or the Concurrent Convertible Notes.

Conversion of the Concurrent Convertible Notes may dilute the ownership interest of the holders of our shares of common stock or may otherwise depress the price of our shares of common stock.

The conversion of some or all of the Concurrent Convertible Notes may dilute the ownership interests of the holders of our shares of common stock. Upon conversion of the Concurrent Convertible Notes, we have the option to pay or deliver, as the case may be, cash, shares of common stock, or a combination of cash and shares of common stock. If we elect to settle our conversion obligation in shares of common stock or a combination of cash and shares of common stock, any sales in the public market of our shares of common stock issuable upon such conversion could adversely affect prevailing market prices of our shares of common stock. In addition, the existence of the Concurrent Convertible Notes may encourage short selling by market participants because the conversion of the Concurrent Convertible Notes could be used to satisfy short positions, or anticipated conversion of the Concurrent Convertible Notes into shares of common stock could depress the price of our shares of common stock.

The conditional conversion feature of the Concurrent Convertible Notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the Concurrent Convertible Notes is triggered, holders of Concurrent Convertible Notes will be entitled to convert their Concurrent Convertible Notes at any time during specified periods at their option. If one or more holders elect to convert their Concurrent Convertible Notes, unless we elect to satisfy our conversion obligation by delivering solely shares of common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their Concurrent Convertible Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the Concurrent Convertible Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

We may not have the ability to raise the funds necessary to settle conversions of the Concurrent Convertible Notes or the Green Convertible Notes in cash or to repurchase the Concurrent Convertible Notes on June 6, 2030, the Green Convertible Notes on August 15, 2027 or the Concurrent Convertible Notes or the Green Convertible Notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the Concurrent Convertible Notes or the Green Convertible Notes.

Holders of the Concurrent Convertible Notes will have the right, subject to certain conditions and limited exceptions, to require us to repurchase all or a portion of their Concurrent Convertible Notes on June 6, 2030 or upon the occurrence of a fundamental change at a specified repurchase date repurchase price or fundamental change repurchase price, as applicable, equal to 100% of the principal amount of the Concurrent Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date. In addition, upon any conversion of the Concurrent Convertible Notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the Concurrent Convertible Notes being converted. The indenture governing the Green Convertible Notes contains similar provisions requiring us to offer to repurchase the Green Convertible Notes on August 15, 2027 or upon the occurrence of a “fundamental change” (as defined in the indenture governing the Green Convertible Notes) and gives us the option to pay cash to settle conversions of the Green Convertible Notes. We may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of the Concurrent Convertible Notes or the Green Convertible Notes surrendered therefor or pay cash with respect to the Concurrent Convertible Notes or the Green Convertible Notes being converted. In addition, our ability to repurchase the Concurrent Convertible Notes or the Green Convertible Notes or to pay cash upon conversions of the Concurrent Convertible Notes or the Green Convertible Notes may be limited by law, by regulatory authority or by agreements governing our then-existing indebtedness. Our failure to repurchase the Concurrent Convertible Notes or the Green Convertible Notes at a time when the repurchase is required by the respective indenture or to pay any cash payable on future conversions of the Concurrent Convertible Notes as required by the indenture would constitute a default under the indenture or the indenture governing the Green Convertible Notes, as applicable. A default under either indenture or the fundamental change itself could also lead to a default under agreements governing our then-existing indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the Concurrent Convertible Notes or the Green Convertible Notes or make cash payments upon conversions thereof.

The accounting method for the Concurrent Convertible Notes and the Green Convertible Notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the Concurrent Convertible Notes and the Green Convertible Notes on our consolidated balance sheet, accruing interest expense for the Concurrent Convertible Notes and the Green Convertible Notes and reflecting the underlying shares of common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

We expect that, consistent with the Green Convertible Notes, the Concurrent Convertible Notes will be reflected as a liability on our consolidated balance sheet. Our full accounting assessment may conclude that we are required to separately account for the conversion option or other features as embedded derivatives. Alternatively, we may elect the fair value option to account for the entire instrument at fair value. In either case, we will need to record, on a quarterly basis, gains and losses related to such changes in fair value, which could have a material impact on our net income or loss. It could also depress the trading price of our shares of common stock, the Concurrent Convertible Notes and the Green Convertible Notes.

In addition, the accounting method for reflecting the shares of common stock underlying the Concurrent Convertible Notes in our diluted earnings per share may adversely affect our reported earnings and financial condition. We expect that, under applicable accounting principles and consistent with the Green Convertible Notes, the shares of common stock underlying the Concurrent Convertible Notes will be reflected in our diluted earnings per share assuming that all the Concurrent Convertible Notes were converted into shares of common stock at the beginning of the reporting period (or, if later, the date the Concurrent Convertible Notes are first issued), unless the result would be anti-dilutive. Accounting for the Concurrent Convertible Notes in this manner may reduce our diluted earnings per share.

Certain provisions in the indentures governing the Concurrent Convertible Notes and the Green Convertible Notes may delay or prevent an otherwise beneficial takeover attempt of us.

Certain provisions in the indenture governing the Concurrent Convertible Notes may make it more difficult or expensive for a third party to acquire us. For example, the indenture governing the Concurrent Convertible Notes will require us to repurchase the Concurrent Convertible Notes for cash upon the occurrence of a fundamental change and, in certain circumstances, to increase the conversion rate for a holder that converts its Concurrent Convertible Notes in connection with a make-whole fundamental change. A takeover of us may trigger the requirement that we repurchase the Concurrent Convertible Notes and/or increase the conversion rate, which could make it more costly for a potential acquirer to engage in such takeover. Such additional costs may have the effect of delaying or preventing a takeover of us that would otherwise be beneficial to investors. The indenture governing the Green Convertible Notes contains similar provisions.

Risks Related to PCT’s Status as a Low-Revenue Early Commercial-Stage Company

PCT is a low-revenue early commercial-stage company that has incurred operating losses since inception, and expects to continue to incur operating losses and PCT may never achieve or sustain operating profitability, which depends on the successful commercialization and scale-up of PureFive® resin products, and any other products PCT may develop in the future, to scale in the U.S., Europe, Asia and other territories.

PCT has incurred operating losses since inception, and expects to continue to incur operating losses as it continues to commercialize and scale up its PureFive® resin products. PCT relies principally on the commercialization of its PureFive® resin, and any other products PCT may develop in the future, to generate revenue growth. This includes establishing sales, marketing and distribution capabilities to effectively market and sell PureFive® resin products in the U.S., Europe, Asia, and in other territories; expanding the number of Purification plants and Feed PreP facilities; and maintaining and growing relationships with offtake partners, feedstock suppliers, customers, and other strategic partners. Achieving these objectives also requires procuring and maintaining all required regulatory approvals.

Market uncertainties, particularly related to demand for PureFive® resin, and any other products PCT may develop in the future, pricing dynamics and feedstock costs, make it difficult to predict the timing or amount of increased expenses or the timing, if ever, of achieving profitability. If demand for PureFive® resin products does not grow as anticipated, or if PCT cannot secure sufficient feedstock, offtake commitments or favorable pricing, revenue levels may not increase as expected. Even if adoption improves, adverse market conditions, cost pressures or execution risks may prevent PCT from generating sufficient revenue to achieve or sustain profitability. PCT currently has no other material lines of business or sources of revenue beyond PureFive® resin products, and this lack of diversification may limit its ability to adapt to changing business conditions and could adversely affect its business, financial condition, results of operations and prospects.

PCT’s operations are substantially dependent on intellectual property licensed from P&G under the License Agreement and any termination, conversion or impairment of such license could have a material adverse effect on PCT’s business.

PCT’s operations are substantially dependent on the continued validity and enforceability of the intellectual property licensed from P&G under the License Agreement. Pursuant to the License Agreement, P&G has granted PCT a license to utilize certain P&G intellectual property. The License Agreement sets forth certain construction and sales deadlines for future facilities outside North America, which, if missed, could result in (i) a termination of the license granted under the License Agreement (if PCT is unable to make PureFive® resin at certain production volumes and at certain prices within a certain time frame) or (ii) conversion of the license to a non-exclusive license (if PCT is unable or unwilling to provide P&G with PureFive® resin at certain prices from the first plant). In the event the License Agreement is terminated or converted to a non-exclusive license, this could have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

If the P&G license is converted to a non-exclusive license following a failure to comply with the terms of the License Agreement, PCT could face competition in the future from new market entrants or existing competitors expanding their business. If the License Agreement is terminated, PCT would not have the right to utilize the P&G intellectual property that underpins the Technology, and the production of PureFive® resin, and PCT’s business, would not be viable unless PCT is able to develop an alternative technology. PCT has limited ability to control the prosecution, maintenance or enforcement of the underlying P&G intellectual property, and P&G may make decisions regarding such intellectual property that are adverse to PCT’s interests. Any improvements to the licensed technology developed by PCT may be subject to ownership or licensing provisions that limit PCT’s ability to exploit such improvements independently. In addition, PCT’s compliance with the terms of the License Agreement, including sublicensing limitations, quality standards and reporting obligations, is an ongoing obligation, and any breach, whether actual or alleged, could give rise to a termination right or other remedies in favor of P&G. PCT’s dependence on third-party-owned technology means that any challenge to, or invalidation of, the underlying P&G intellectual property could materially impair PCT’s competitive position and its ability to operate its business, and could have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

PCT’s substantial indebtedness, restrictive covenants, and potential inability to obtain additional financing could materially and adversely affect its business, financial condition, results of operations and prospects.

As of March 31, 2026, PCT had total consolidated indebtedness of $403.8 million, including bonds payable to related parties and does not yet have any sources of material recurring revenue. PCT’s existing and future debt service obligations, together with restrictions in its financing arrangements and the uncertainty of access to additional capital, could have important consequences for the foreseeable future. A significant portion of cash flow from operating activities, if and when generated, will be required to service debt, which will reduce funds available for operations, capital expenditures, strategic initiatives, and other corporate purposes. PCT’s leverage may exceed that of some competitors, potentially placing it at a competitive disadvantage and increasing its vulnerability to market conditions, operational challenges, and changes in law or regulations. In addition, PCT’s ability to obtain additional financing for capital expenditures, and other needs may be impaired by its existing debt and related covenants, as well as by general market conditions.

PCT’s debt agreements, including the loan agreement dated as of October 1, 2020, between Southern Ohio Port Authority and PureCycle: Ohio LLC, and certain other agreements to which PCT is a party, contain operating, financial covenants and other restrictions that, among other things, limit PCT and its subsidiaries’ ability to incur additional debt, certain liens or other encumbrances, sell assets, transfer ownership interests, pay dividends, and enter into transactions with affiliates. These limitations could restrict activities that may be in PCT’s long-term interests and reduce its financial and operational flexibility. PCT has in the past obtained waivers or amendments for non-compliance with financial covenants; however, a failure to comply with covenants or obtain a waiver in the future could result in an event of default under one or more agreements, permitting lenders to accelerate maturity, foreclose on collateral securing the debt, terminate commitments, or exercise other remedies. Cross-default provisions could compound these effects, and PCT might not have sufficient funds or resources to satisfy its obligations or to refinance or restructure such indebtedness on favorable terms or at all.

Additionally, PCT’s estimate of its operating expenses and capital expenditures requirements is based on assumptions that may prove to be wrong, and PCT could use its available capital resources sooner than it currently expects. Changing circumstances, some of which may be beyond PCT’s control, could cause PCT to consume capital significantly faster than it currently anticipates, and PCT may need to seek additional funds sooner than planned.

Until PCT can generate significant revenue from sales of its products, PCT will require additional financing to fund its operations and growth. There can be no assurance that additional capital will be available when needed, on acceptable terms or at all. Any such financing, if available, may involve the issuance of equity or equity-linked securities that are dilutive to existing stockholders, securities with preferences that are senior to the Company’s Common Stock, or additional indebtedness that imposes restrictive covenants, collateral requirements, or repayment obligations, each of which could further constrain PCT’s operations and liquidity. PCT may also seek capital opportunistically due to favorable market conditions or strategic considerations even if it believes existing resources are adequate. If PCT cannot obtain financing when required or on reasonable terms, it may be unable to execute its business strategy, meet obligations as they come due, or maintain compliance with financial covenants, any of which would adversely affect its business, financial condition, results of operations and prospects.

PCT faces risks and uncertainties related to litigation, regulatory actions and investigations.

From time to time, PCT has and may continue to be involved in legal proceedings and investigations arising in the ordinary course of business, including those relating to employment matters, product liability, relationships with our feedstock suppliers and offtake partners as well as strategic partners, intellectual property disputes, additional volatility in the market price of our securities and other business matters. Any such claims or investigations may be time-consuming, costly, divert management resources, or otherwise have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

The results of litigation and other legal proceedings are inherently uncertain and adverse judgments or settlements may result in materially adverse monetary damages or injunctive relief against PCT. Any claims or litigation, even if fully indemnified or insured, could damage PCT’s reputation and make it more difficult to compete effectively or obtain adequate insurance in the future. The litigation and other legal and regulatory proceedings described in the notes to PCT’s audited consolidated financial statements included in its Annual Report are subject to future developments and management’s view of these matters may change in the future.

Risks Related to PCT’s Operations

If PCT is unable to consistently execute capital investment projects to cost and schedule, and to achieve and sustain targeted production volumes, yields, uptime, quality and economics at the Ironton Facility, the Company’s economic viability and ability to raise capital could be materially and adversely impacted, and construction of one or more additional PreP and Purification facilities may be delayed or abandoned.

The Ironton Facility is the foundation of PCT’s commercial strategy. Failure to increase production rates that approach the plant’s full capacity and can meet expected current and future customer demand, as well as maintain sufficient uptime, product quality specifications and unit economics at the Ironton Facility could undermine investor confidence and PCT’s ability to attract future capital, customers and strategic partners as it continues development of the other Planned Facilities. Operational challenges at the Ironton Facility have included, but are not limited to: (i) filter fouling, including the accumulation of contaminants on filtration systems that can reduce throughput, increase maintenance requirements and cause unplanned downtime; (ii) co-product handling, including the potential monetization of non-polypropylene materials and process residues; (iii) odor and color specification compliance, which are among the most difficult quality parameters to achieve consistently at commercial scale; and (iv) maintenance downtime, including both planned and unplanned outages that reduce effective operating hours and output. Any one or more of these operational challenges or failures, individually or in combination, could prevent PCT from achieving or sustaining the production volumes, yields, uptime, quality or economics required to demonstrate commercial viability, satisfy offtake commitments and support the construction and financing of future Planned Facilities.

Additionally, the construction and commissioning of any new project, including PreP and Purification facilities, is dependent on a number of contingencies, many of which are beyond PCT’s control. There is also a risk that significant unanticipated costs or delays could arise due to, among other things, errors or omissions, unanticipated or concealed construction site conditions, including subsurface conditions, unforeseen technical issues or increases in plant and equipment costs, delays in delivery of certain long-lead items, insufficiency of water supply and other utility infrastructure, inadequate contractual arrangements or unanticipated or unforeseen regulatory requirements, engineering, procurement, and construction contract delays or defaults, cost overruns arising from changes in scope, labor or materials pricing, permitting delays or denials, and the inability to replicate at future facilities the operational learnings and process improvements achieved at the Ironton Facility. Should significant unanticipated costs arise, this could have a material adverse impact on PCT’s business, financial performance, cash utilization and operations. No assurance can be given that construction will commence or be completed, or will be completed without further delay.

Delays in commissioning and obtaining an independent engineer’s certificate of operational performance at the Ironton Facility or any new project could severely impact PCT’s business, financial condition, results of operations and prospects.

PCT may not be able to achieve full commissioning and the certification of operational performance required by an independent engineer of the Ironton Facility due to a variety of factors including, but not limited to, the rates at which other plastics and additives can currently be removed from the Purification process, as well as challenges with sustaining continuous operations at full capacity over a number of consecutive days. Failure to achieve full commissioning, obtain the certification or sustain continuous operations at the Ironton Facility could severely impact PCT’s business, financial condition, results of operations and prospects, and impact PCT’s ability to comply with certain covenants under its debt agreements.

PCT currently relies on a single facility for all of its operations, and its business is not diversified.

PCT currently relies solely on the operations at the Ironton Facility, and there is no guarantee that the Planned Facilities will be constructed on the expected timeline, or at all. Adverse changes or developments affecting the Ironton Facility could impair PCT’s ability to produce PureFive® resin and impact its business, prospects, financial condition and results of operations. Any shutdown or period of reduced production at the Ironton Facility, which may be caused by regulatory noncompliance or other issues, as well as other factors beyond its control, such as severe weather conditions, natural disaster, fire, power interruption or outages, work stoppage, disease outbreaks or pandemics, equipment failure, delay in supply delivery, or shortages of material, equipment, or labor, has in the past, and would in the future, significantly disrupt PCT’s ability to grow and produce PureFive® resin products in a timely manner, or at all, meet its contractual obligations and operate its business. PCT has historically experienced periodic equipment failures, some of which have caused extended interruptions to plant operations, and other interruptions or plant shutdowns could occur in the future. Some of PCT’s equipment is costly to repair, and PCT’s equipment supply chains may be disrupted in connection with pandemics, trade wars or other factors. If any material amount of PCT’s machinery were damaged, it would be unable to predict when, if at all, it could replace or repair such machinery or find co-manufacturers with suitable alternative machinery, which could adversely affect PCT’s business, financial condition, results of operations and prospects. Performance guarantees may not be sufficient to cover damages or losses, or the guarantors under such guarantees may not have the ability to pay. Any insurance coverage PCT has may not be sufficient to cover all of its potential losses and may not continue to be available to PCT on acceptable terms, or at all.

There are also currently no other lines of business or other material sources of revenue to support the Company’s future. Such lack of diversification may limit PCT’s ability to adapt to changing business conditions and could have an adverse effect on PCT’s business, financial condition, results of operations and prospects.

Cybersecurity incidents and the failure to maintain the integrity of PCT’s systems or infrastructure, or those of third parties with which PCT does business, could have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

PCT is subject to an increasing number of information technology vulnerabilities, threats and targeted computer crimes that pose a risk to the security of its systems and networks and the confidentiality, availability and integrity of data. Disruptions or failures in the physical infrastructure or operating systems that support

PCT’s businesses, offtake partners, feedstock suppliers and customers, or cyber-attacks or security breaches of PCT’s networks or systems or of third party suppliers and service providers, could result in the loss of customers and business opportunities, lawsuits, regulatory fines, penalties or intervention, reputational damage, loss of stakeholder confidence, reimbursement or other compensatory costs, and additional compliance costs, any of which could materially adversely affect PCT’s business, financial condition, results of operations and prospects. In addition, recently enhanced cybersecurity disclosure requirements increase the risk of regulatory scrutiny, enforcement actions and securities litigation in the wake of a material cyber incident. Emerging artificial intelligence (“AI”) technologies may intensify these cybersecurity risks and introduce new governance and compliance obligations under evolving AI-related laws and guidance in the U.S. and abroad. In addition, PCT relies on third party software-as-a service and cloud providers for critical business functions, and any disruptions, misconfiguration or breach in these services could materially impact the Company’s business. Increasing costs associated with cybersecurity protections may be costly and may also adversely affect the financial condition of PCT. While PCT attempts to mitigate these risks, PCT’s systems, data, networks, products, solutions and services remain potentially vulnerable to advanced and persistent cybersecurity threats.

PCT also maintains and has access to sensitive, confidential or personal data or information in its business that is subject to privacy and security laws, regulations and customer controls. Despite PCT’s efforts to protect such personal data or information, PCT’s facilities and systems and those of its customers, offtake partners, feedstock suppliers and third-party service providers may be vulnerable to cybersecurity incidents, theft, misplaced or loss of data, insider threats, supply chain risks, natural disasters, zero-day vulnerabilities, programming and/or human errors that could lead to the compromise of sensitive, confidential or personal data or information or unauthorized use or disruption of PCT’s systems and software.

PCT may be unable to sufficiently protect its proprietary rights and may encounter disputes from time to time relating to its use of the intellectual property of third parties.

PCT relies on its proprietary intellectual property, including registered trademarks and certain licensed intellectual property under the License Agreement and other documents to market, promote and sell PureFive® resin products. PCT monitors and protects against activities that might infringe, dilute, or otherwise harm its trademarks and other intellectual property and relies on the relevant patent, trademark and other laws of the U.S. and other countries. However, PCT may be unable to prevent third parties from using its intellectual property without authorization. In addition, the laws of some non-U.S. jurisdictions, particularly those of certain emerging markets, provide less protection for PCT’s proprietary rights than the laws of the U.S. and present greater risks of counterfeiting and other infringement. To the extent PCT cannot protect its intellectual property, unauthorized use and misuse of PCT’s intellectual property could harm its competitive position and have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

Despite PCT’s efforts to protect these rights, unauthorized third parties may attempt to duplicate or copy the proprietary aspects of its technology and processes. PCT’s competitors and other third parties independently may design around or develop similar technology or otherwise duplicate PCT’s services or products such that PCT could not assert its intellectual property rights against them. In addition, PCT’s contractual arrangements may not effectively prevent disclosure of its intellectual property and confidential and proprietary information or provide an adequate remedy in the event of an unauthorized disclosure. Measures in place may not prevent misappropriation or infringement of PCT’s intellectual property or proprietary information and the resulting loss of competitive advantage, and PCT may be required to litigate to protect its intellectual property and proprietary information from misappropriation or infringement by others, which is time consuming, expensive, could cause a diversion of resources and may not be successful.

PCT also may encounter disputes from time to time concerning intellectual property rights of others, and it may not prevail in these disputes. Third parties may raise claims against PCT alleging that PCT, or consultants or other third parties retained or indemnified by PCT, infringe on their intellectual property rights. Some third-party intellectual property rights may be extremely broad, and it may not be possible for PCT to conduct its operations in such a way as to avoid all alleged violations of such intellectual property rights. Given the complex, rapidly changing and competitive technological and business environment in which PCT operates, and the potential risks and uncertainties of intellectual property-related litigation, an assertion of an infringement claim against PCT may cause PCT to spend significant amounts to defend the claim, even if PCT ultimately prevails, pay significant money damages, lose significant revenues, be prohibited from using the relevant systems, processes, technologies or other intellectual property (temporarily or permanently), cease offering certain products or services, or incur significant license, royalty or technology development expenses.

Moreover, it has become common in recent years for individuals and groups to purchase intellectual property assets for the sole purpose of making claims of infringement and attempting to extract settlements from companies such as PCT. Even in instances where PCT believes that claims and allegations of intellectual property infringement against it are without merit, defending against such claims is time consuming and expensive and could result in the diversion of time and attention of PCT’s management and employees. In addition, although in some cases a third party may have agreed to indemnify PCT for such costs, such indemnifying party may refuse or be unable to uphold its contractual obligations. In other cases, insurance may not cover potential claims of this type adequately or at all, and PCT may be required to pay monetary damages, which may be significant.

Climate change, or legal, regulatory or market measures to address climate change may materially adversely affect the Company’s financial condition and business operations.

Climate change resulting from increased concentrations of carbon dioxide and other greenhouse gases in the atmosphere could present risks to PCT’s future operations from natural disasters and extreme weather conditions, such as hurricanes, tornadoes, wildfires or flooding. Such extreme weather conditions could pose physical risks to PCT’s facilities and disrupt operation of PCT’s supply chain and may impact operational costs. The impacts of climate change on global resources may result in scarcity, which could in the future impact PCT’s ability to access sufficient equipment and materials in certain locations and result in increased costs.

Additionally, concern over climate change could result in new legal or regulatory requirements designed to mitigate the effects of climate change on the environment. If such laws or regulations are more stringent than current legal or regulatory requirements, PCT may experience increased compliance burdens and costs to meet the regulatory obligations and may adversely affect raw material sourcing, manufacturing operations and the distribution of PCT’s products. Likewise, a failure to comply with any current or future sustainability-related reporting requirements, as established by regulators in the U.S., Europe, and beyond, may result in loss of business, regulatory penalties, litigation, and/or reputational damage.

PCT may be negatively impacted by volatility in the political and economic environment, which could have an adverse impact on PCT’s business, financial condition, results of operations and prospects.

Trade, monetary and fiscal policies, and political and economic conditions may substantially change, and credit markets may experience periods of constriction and variability. These conditions may impact PCT’s business. Further, rising or prolonged high inflation may negatively impact PCT’s business and raise its costs, specifically with respect to the construction of the Planned Facilities and other future Purification and Feed PreP facilities. In the case of sustained inflation, it could become increasingly difficult to effectively mitigate the increases to PCT’s costs. If PCT is unable to take actions to effectively mitigate the effect of the resulting higher costs, PCT’s business, financial condition, results of operations and prospects could be adversely impacted.

Although the Federal Reserve began to reduce interest rates in late 2024 through 2025, they continue to remain higher than pre-pandemic levels. The Federal Reserve may continue to hold them at their currently high rates longer than expected. Higher interest rates, coupled with reduced government spending and volatility in financial markets, may increase economic uncertainty and affect PCT’s offtake partners, feedstock suppliers and potential customers. Similarly, the ongoing military conflict between Russia and Ukraine and the current instability in the Middle East has created volatility in various markets and could have further global economic consequences, including disruptions of the global supply chain, increased costs and energy markets. Furthermore, actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity concerns. Any such volatility, disruptions or market-wide liquidity concerns may adversely affect PCT’s business or the third parties on whom it relies. If the equity and credit markets deteriorate, including as a result of political or economic unrest or war, it may make necessary debt or equity financing, such as the financing necessary to fully fund the construction of the Planned Facilities, future Purification facilities and currently contemplated and future Feed PreP facilities and otherwise finance PCT’s expansion, more difficult to obtain in a timely manner or on favorable terms, more costly or more dilutive. Increased or sustained inflation can adversely affect PCT by increasing its costs, including labor and employee benefit costs. In addition, higher or sustained inflation, macro turmoil, uncertainty and market-wide liquidity concerns could also adversely affect PCT’s offtake partners, feedstock suppliers and potential customers, which could have an adverse impact on PCT’s business, financial condition, results of operations and prospects.

Risks Related to PCT’s Production of PureFive® Resin

There is no guarantee the Technology is scalable to commercial-scale profitability.

The Technology is based upon generally-available commercial equipment to process contaminated polypropylene into clean recycled polypropylene product. While PCT has constructed the Feedstock Evaluation Unit (the “FEU”) to demonstrate the process using the same or similar equipment (except at a smaller scale) as the Ironton Facility, and, for the most part, the Planned Facilities, the FEU does not operate at a commercial scale. The FEU test data was used to design the Ironton Facility equipment for commercial scale and testing under the intended operating conditions and configuration for the commercial-scale operation to verify reproducibility of results including color, melt flow index, moldability (tensile modulus and other measures) and the odor of the final PCT-produced polypropylene product. While that testing indicated that the FEU can generate recycled polypropylene product that, on average, meets all of its key parameter targets, PCT cannot guarantee these results will be achieved if or when the Ironton Facility, or any of the Planned Facilities, are operating at full capacity. PCT’s ability to achieve commercial-scale profitability relies on its ability to commercially scale its operations. Further, of the four quality parameters for PureFive® resin, odor is the most difficult to characterize and measure. PCT’s goal is to generate product that will significantly reduce the odor of the offtake and be comparable or nearly comparable to virgin polypropylene with respect to level of odor, but PCT cannot guarantee that the Ironton Facility, or any of the Planned Facilities, will be capable of achieving the quality parameters of PureFive® resin on a consistent basis to achieve profitability on a commercial scale. The Ironton Facility’s, or any of the Planned Facilities’, failure to consistently achieve the quality parameters for PureFive® resin at higher rates could impact PCT’s business, financial condition, results of operations and prospects if the possible shortfalls versus specification are not effectively remedied per contract.

Furthermore, each of the Thailand Facility and our first commercial-scale European plant at its Antwerp, Belgium site (the “Belgium Facility”) are expected to be larger 130 million-pound per year Purification facilities and the Purification facility to be built in Augusta, Georgia (the “Augusta Facility” and together with the Thailand Facility and the Belgium Facility, the “Planned Facilities”) is planned to be PCT’s first scaled-up facility model, with an expected capacity of 300 million pounds per year. PCT is currently working on engineering for the Thailand Facility and Belgium Facility, and pre-engineering for the design and installation of the scaled-up Purification facility at the Augusta Facility, and there is no guarantee that these efforts will be successful. If the Thailand Facility and Belgium Facility are not completed and operational, and the Augusta Facility fails to achieve the expected efficiencies, including across the construction and permitting processes, as well as fails to reduce average capital expenditures per plant and reduce overall operating costs, PCT’s business, financial condition, results of operations and prospects could be materially adversely impacted.

PCT may not be successful in consummating strategic endeavors for the sale of PureFive® resin products.

PCT may not be successful in efforts to establish or consummate strategic endeavors, or other alternative arrangements for the sale of PureFive® resin products because PCT’s products may be deemed to be at too early of a stage of development for collaborative effort or third parties may not view PCT’s product as having the requisite potential to demonstrate commercial success.

If PCT is unable to reach agreements with existing or future customers on a timely basis, on acceptable terms or at all, PCT may have to curtail the development of PureFive® resin products, reduce or delay the development program, delay potential commercialization, reduce the scope of any sales or marketing activities or increase expenditures and undertake development or commercialization activities at PCT’s own expense. If PCT elects to fund development or commercialization activities on its own, PCT may need to obtain additional expertise and additional capital, which may not be available on acceptable terms or at all. If PCT fails to enter into collaborations and does not have sufficient funds or expertise to undertake the necessary development and commercialization activities, PCT may not be able to further develop product candidates and PCT’s business, financial condition, results of operations and prospects may be materially and adversely affected.

PCT’s failure to secure sufficient quantities of waste polypropylene could have a negative impact on PCT’s business, financial condition, results of operations and prospects.

PCT’s ability to procure a sufficient quantity and quality of post-industrial and post-consumer waste that contains high levels of polypropylene as feedstock is dependent upon certain factors outside of PCT’s control, including, but not limited to:

•	changes to pricing levels for waste polypropylene, recycled polypropylene and non-recycled polypropylene;

•	shortages in supply or reductions in available volumes due to seasonal, regional or market-driven factors;

•	logistics and transportation constraints, including the cost and availability of transportation infrastructure necessary to move feedstock from collection points to PCT’s facilities;

•

competition from other buyers of waste polypropylene, including mechanical recyclers, other advanced recyclers and virgin resin producers seeking to meet recycled-content commitments, which may reduce the volume available to PCT or increase procurement costs;

•	regional availability and collection infrastructure limitations, particularly in Asia where post-consumer polypropylene collection rates are low or collection infrastructure is underdeveloped;

•	interruptions affecting suppliers, including those due to operational restraints, industrial relations, transportation difficulties, accidents or natural disasters; and

•	the introduction of new laws or regulations that may make access to waste polypropylene more difficult or expensive.

Additionally, while PCT believes it has sourced sufficient feedstock of desirable quality and with high levels of polypropylene, and that it has the ability to increase polypropylene content at its pre-processing facilities, it cannot guarantee that feedstock suppliers will have sufficient quantities available and at the appropriate specifications in accordance with their respective agreements with PCT. If feedstock is not available to PCT in sufficient quantity and of requisite quality and with high levels of polypropylene, PCT’s business, financial condition, results of operations and prospects could be materially adversely impacted.

Because PCT’s global expansion requires sourcing feedstock and supplies and shipping product around the world (including Asia and Europe), changes to international trade agreements, tariffs, import and excise duties, taxes or other governmental rules and regulations could adversely affect PCT’s business, financial condition, results of operations and prospects.

PCT’s global expansion model, which includes the construction of the Planned Facilities, will require sourcing additional feedstock in the U.S. and from suppliers around the world. The U.S. federal government, the Belgian government, the Thai government and other governmental bodies may propose changes to international trade agreements, tariffs, taxes and other government rules and regulations that would affect PCT’s global expansion model. For example, the U.S. government has imposed and expanded tariffs and other trade measures on certain foreign imports into the U.S., particularly from China, Canada, and Mexico. If any restrictions or significant increases in costs or tariffs are imposed related to feedstock sourced from Asia, Europe, or elsewhere, as a result of amendments to existing trade agreements, and PCT’s supply costs consequently increase, PCT may be required to raise PureFive® resin product prices, which may result in decreased margins, the loss of customers, and a material adverse effect on PCT’s financial results. The extent to which PCT’s margins could decrease in response to any future tariffs is uncertain. PCT continues to evaluate the impact of effective trade agreements, as well as other recent changes in foreign trade policy on its supply chain, costs, sales and profitability, which could negatively impact PCT’s business, financial condition, results of operations and prospects. Any such impact could be material.

There is no guarantee the Feed PreP facilities will be viable or achieve the expected efficiencies.

In conjunction with future Purification facilities, PCT expects to build and operate Feed PreP facilities in locations geographically near the feed sources in an effort to optimize PCT’s supply chain economics. These Feed PreP facilities are expected to employ feedstock processing systems with advanced sorting capabilities that can handle various types of plastics in addition to polypropylene (designated as no. 5 plastic), such as plastic bales between #1 and #7. There is no guarantee that the Feed PreP facilities will be successful. If the feedstock processing systems don’t operate as expected, or in a commercially viable manner or are constrained from receiving permits necessary to operate the facilities by city, country or state regulations; the Feed PreP facilities fail to achieve the expected efficiencies, including due to increased shipping costs; as well as fail to reduce average expenditures on feedstock and reduce overall operating costs, PCT’s business, financial condition, results of operations, and prospects could be materially adversely impacted.

There is no guarantee the “Feedstock+” pricing model will be successful or adopted broadly across PCT’s offtake agreements. For those agreements where selling prices remain linked to virgin polypropylene price indices, PCT’s feedstock, PreP, energy, logistics and plant costs may not move commensurately, which may result in margin compression or elimination in low oil price environments.

PCT’s Feedstock+ pricing model for offtake agreements uses a formula based on: (i) a secondary materials per pound pricing index for curbside bales divided by a fixed polypropylene yield loss modifier, plus (ii) a fixed base price per pound covering PCT’s operating and conversion costs. The Feedstock+ pricing model is designed to mitigate the impact on PCT’s operating margins by incorporating the feedstock market price fluctuations, upside and downside, into the PureFive® price. There is no guarantee that the Feedstock+ pricing model will be successful and that most of or all of the counterparties will enter into offtake agreements with PCT using this pricing model in sufficient numbers, or at all. Additionally, counterparties may attempt to reduce or eliminate the fixed base price, which would reduce and potentially eliminate the effort to de-risk PCT’s operating margins. If PCT is unable to incorporate its Feedstock+ pricing model into its future offtake agreements, in part or at all, or unable to negotiate a sufficiently high fixed base price or procure feedstock above the secondary materials markets pricing index, PCT’s business, financial condition, and results of operations and prospects could be materially adversely impacted.

PCT’s legacy strategic partnership agreements and certain offtake arrangements use pricing formulas that reference the price of virgin polypropylene resin, which is itself correlated to the price of crude oil and natural gas feedstocks. In periods of low or declining crude oil prices, the price of virgin polypropylene may fall significantly, which would reduce the index-linked selling price of PureFive® resin under such agreements. However, PCT’s costs, including feedstock procurement costs, PreP operating costs, energy costs, logistics costs and fixed plant operating costs, may not decline commensurately with the price of virgin polypropylene, as these costs are driven by different market dynamics. As a result, in low oil price environments, PCT may face a significant mismatch between its selling prices and its cost of production, which could compress or eliminate its operating margins, impair its ability to service its debt obligations and have a material adverse effect on PCT’s business, financial condition, results of operations and prospects. Conversely, in high feedstock cost environments, PCT’s Feedstock+ pricing model is designed to pass through feedstock cost increases to customers, but there is no guarantee that customers will accept such pass-throughs or that the model will function as intended across all market conditions.

PCT is subject to many hazards and operational risks at its manufacturing facility that can result in potential injury to individuals, disrupt its business, and subject PCT to liability and increased costs, any of which could have a material adverse effect on PCT’s business, financial condition and results of operations.

PCT’s processes involve the controlled use of chemicals, including flammable and combustible solvents operated under elevated pressures and temperatures that are potentially hazardous. As a result, PCT’s operations are subject to various industrial risks including:

•	fires and explosions arising from the handling, storage or release of flammable solvents or other combustible materials;

•	uncontrolled releases or discharges of solvents, or process gases, including emissions to air, discharges to water and releases to soil;

•	wastewater generation and disposal challenges, including the management of liquid waste streams; and

•	dangers resulting from confined operating spaces, equipment failures and maintenance activities.

These risks can result in personal injury, loss of life, catastrophic damage to or destruction of property and equipment or environmental damage, and related legal proceedings, including those commenced by regulators, neighbors, or others. Additionally, PCT may not be able to timely source and install replacement parts for damaged or broken equipment, which could result in an unanticipated interruption or suspension of operations having both financial and customer supply impacts, along with reputational damage and the imposition of liability. Notwithstanding PCT’s extensive safety procedures and training, relief and depressurization systems, emergency shutdown systems, safety instrumented systems and interlocks, fire and gas detection, and fire suppression systems, the risk of injury or property damage cannot be completely eliminated. While PCT believes that it maintains adequate insurance coverage, PCT cannot guarantee that it will be able to maintain adequate insurance at reasonable rates or that its insurance coverage will be adequate to cover future claims that may arise. In the event of an incident or accident, PCT’s business could be disrupted and PCT could be liable for damages, and any such liability could exceed PCT’s resources, and have a negative impact on its financial condition and results of operations. The loss or shutdown over an extended period of operations at any of PCT’s facilities or any losses relating to these risks could also have a material adverse impact on its business, financial condition, results of operations and prospects.

Risks Related to the Market for PureFive® Resin

The market for PureFive® resin is still in the development phase and the acceptance of PureFive® resin by manufacturers and potential customers is not guaranteed.

PCT has agreed to one or more strategic partnership term sheets to enter into offtake agreements with a term of 20 years, whereby PCT guarantees the PureFive® resin products to meet specific criteria for color and opacity. There is no odor specification in the offtake agreements. Any modifications to the strategic partnership term sheets may require corresponding amendments to PCT’s executed offtake agreements for the Ironton Facility and the Planned Facilities. Pursuant to the strategic partnership term sheets and PCT’s executed offtake agreements, PCT must provide samples of the product to each customer so that the customer may determine if the product meets specifications, regulatory and legal requirements, the customer’s internal policies, and technical, safety, and other qualifications for PureFive® resin use in the customer’s products. The inability of PCT to provide product of sufficient quantity and quality for sale pursuant to the offtake agreements is likely to materially adversely affect PCT’s business, financial condition, results of operations and prospects. The premium pricing depicted in recent offtake agreements may also adversely affect the acquisition of new customers. Furthermore, future market trends for recycled product, changes in brand owner strategies and changes in consumer preferences for circular or low carbon footprint products could reduce PCT’s customers’ demand for PureFive® resin, which would be likely to materially adversely affect PCT’s business, financial condition, results of operations and prospects.

Certain of PCT’s offtake agreements are subject to index pricing, and fluctuation in index prices may adversely impact PCT’s financial results.

PCT expects the price of its PureFive® resin will command a premium over the price of virgin resin and generally not be subject to fluctuations in the price of virgin polypropylene, but there is no guarantee of this result. While most offtake agreements have been executed using the Feedstock + pricing model, certain of PCT’s legacy strategic partnership agreements’ pricing formulas for PureFive® resin use a pricing formula based on fixed and index pricing using historical and forecast pricing for virgin resin produced from fossil fuels. If PCT is unable to modify the legacy terms to a Feedstock+ pricing, or should the modeled index price for virgin resin be materially lower than the cost to produce PureFive® resin from waste polypropylene feedstock, PCT would have to absorb the cost difference between virgin resin and PureFive® resin production for those customers, and PCT’s business, financial condition, liquidity, results of operations and prospects may be materially adversely impacted.

Competition could reduce demand for PCT’s products or negatively affect PCT’s sales mix or price realization, and failure to compete effectively could materially and adversely affect PCT’s business, financial condition, results of operations and prospects.

PCT operates in a competitive global market for polypropylene sources — both virgin and recycled polypropylene. PCT faces, or may in the future face, competition from:

•

integrated petrochemical producers and resin manufacturers, which have significant scale, established customer relationships, extensive distribution networks and substantial financial and technical resources, and which may develop or acquire recycled polypropylene capabilities or offer virgin polypropylene at prices that make PureFive® resin less economically attractive;

•

mechanical recyclers of polypropylene, which offer lower-cost recycled polypropylene that, while of lower quality than PureFive® resin, may be sufficient for certain limited applications and may be preferred by cost-sensitive customers or in jurisdictions where recycled-content requirements do not mandate chemically recycled material;

•

other advanced recyclers utilizing chemical depolymerization, dissolution, pyrolysis or other technologies to produce recycled polypropylene or polypropylene substitutes, some of which may benefit from greater financial, technical or operational resources than PCT and are otherwise acceptable uses under current or future regulations; and

•

customers’ internal circularity platforms, whereby brand owners and manufacturers develop or invest in their own recycled polypropylene supply chains, potentially reducing their reliance on third-party suppliers such as PCT.

Competitors or new entrants might develop new products or technologies that compete with PCT and its proprietary Technology. PCT cannot predict changes that might affect its competitiveness or whether existing competitors or new entrants might develop products that reduce demand for PCT’s PureFive® resin products. Any of these competitive developments could reduce demand for PureFive® resin, exert downward pressure on pricing, impair PCT’s ability to attract and retain customers, and have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

In addition, PCT has granted a sublicense of P&G intellectual property back to P&G under the terms of the License Agreement, with a limited right to sublicense by P&G (the “Grant Back”). Under the Grant Back, for five years after July 28, 2020, the aggregate tonnage that was produced under the Grant Back was capped at a certain level per year worldwide. Since July 28, 2025, the aggregate annual tonnage was expanded for each of the six regions worldwide. P&G has agreed that territory under the Grant Back excluded the start of construction of a plant within a certain radius of the Ironton Facility until July 28, 2025, and that P&G will not be bound by the tonnage limitations if certain construction and sales deadlines are not met for future facilities in other regions. If P&G is able to establish production, either on its own or through a sublicense agreement with another partner, in any territory, P&G production will now be capped within that territory. If P&G sublicenses the P&G intellectual property under the Grant Back to other manufacturers, the aggregate production of recycled polypropylene resin and supply to markets could increase, adversely impacting PCT’s business, financial condition, results of operations and prospects.

Delays in direct customer commercial sales and customer qualification and application-conversion may adversely impact PCT’s financial results.

In addition to sales through distributors, PCT’s current business model is reliant on sales directly to companies that value sustainability. The process for obtaining customer acceptance of PureFive® resin as a substitute and/or replacement for traditional virgin or mechanically recycled polypropylene, and the ability to sell into a customer’s supply chain, is typically dependent upon the successful trials from one or more samples of PCT’s PureFive® resin. These trials could take an extended period of time, depending upon the application into which PCT’s PureFive® resin will be used. The ability for PCT to fund its operations and service its debt requirements is highly dependent upon PCT’s ability to develop meaningful commercial sales directly to customers. The failure to obtain timely customer approval and extended delays in customers’ adoption of PCT’s PureFive® resin as a substitute for a customer’s existing polypropylene supplies may have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

Additionally, while PCT has entered into offtake agreements and strategic partnerships with a number of brand owners and manufacturers, the realization of commercial sales volumes is dependent on a customer-by-customer, application-by-application qualification process that is distinct from, and in addition to, the execution of an offtake agreement. Many customers independently evaluate and qualify PureFive® resin for use in each specific application, which typically involves:

•	laboratory and pilot-scale testing of PureFive® resin against the customer’s internal material specifications;

•	regulatory and compliance review, including assessment of applicable food-contact, product safety, chemical substance and other regulatory requirements in the relevant jurisdiction; and

•

production trials and validation runs at the customer’s manufacturing facilities to confirm that PureFive® resin performs as expected in the customer’s specific processing equipment and end-use application.

This qualification process can be lengthy, resource-intensive and uncertain in outcome, and there is no guarantee that any particular customer will successfully qualify PureFive® resin for any particular application, or that qualification for one application will result in qualification for other applications within the same customer. Delays in, or failures to complete, customer qualification processes could result in offtake agreements generating little or no actual purchase volume, could delay PCT’s ability to generate meaningful commercial revenues, and could have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

Risks Related to Regulatory Developments

PCT may not be able to meet applicable regulatory requirements for the use of PCT’s PureFive® resin in food-grade applications, which are feedstock-specific, jurisdiction-specific and application-specific, and, even if the requirements are met, complying on an ongoing basis with the numerous regulatory requirements applicable to the PureFive® resin and PCT’s facilities will be time-consuming and costly.

The use of PureFive® resin in food-grade applications is subject to regulation by the U.S. Food and Drug Administration (“FDA”). In order for the PureFive® resin to be used in food-grade applications, PCT may request one or more Letters of No Objection (“LNOs”) from the FDA.

The Company has received LNOs from the FDA that allow the Company’s purified product to be used for all food types per the FDA’s Conditions of Use listed and per all applicable authorizations in the food-contact regulations listed in the 21 CFR (Code of Federal Regulations, Title 21).

The process for obtaining further LNOs will include FDA evaluation of the PCT Purification process and the Technology. Each LNO is feedstock-specific, jurisdiction-specific and application-specific, meaning that any change in the source, type, or composition of feedstock used in the PCT process, or any expansion into new food-contact applications will require separate LNO submissions and independent FDA evaluation. All LNOs require that feedstock used in the PCT process should comply with all applicable authorizations, including 21 CFR 174.5—General provisions applicable to indirect food additives, and may be impacted by evolving FDA expectations. The Company is conducting additional testing and plans to make further LNO submissions. In addition, as needed, individual surrogate challenge testing and migration studies will be conducted to simulate articles in contact with food.

The process of obtaining FDA regulatory approval requires the expenditure of substantial time and significant financial resources. The FDA could refuse to approve further LNO applications, a decision may be delayed if the FDA has questions about the data or other aspects of the filing, or the review schedule may be extended if there are a significant number of LNO requests pending. LNOs are also FDA staff opinions rather than formal approvals, and continued reliance depends on consistency in responses. Material changes may require new submissions and could alter prior conclusions. All of the above could have an adverse effect on PCT’s business, financial condition, results of operations and prospects.

Furthermore, changes in regulatory requirements, laws and policies, or evolving interpretations of existing regulatory requirements, laws and policies, may result in increased compliance costs, delays, capital expenditures and other financial obligations that could adversely affect PCT’s business, financial condition, results of operations and prospects.

The use of PureFive® resin will also be subject to foreign regulatory schemes in Europe and Asia, including, but not limited to, the European Commission (“EC”), the European Food Safety Authority (the “EFSA”), the Federal Agency for the Safety of the Food Chain (the “FASFC”) in Belgium, the Association of Southeast Asian Nations (the “ASEAN”), and the Thai Food and Drug Administration (the “TFDA”) in Thailand. The European Union (the “EU”) has a general framework of rules for clearing and marketing food packaging materials through a positive list system as well as specific rules for recycled plastics. PCT is currently advancing the authorization process in Europe and hopes to receive the final authorizations in 2026.

PCT also expects to encounter regulations in most, if not all, of the countries in which PCT may seek to expand, and PCT cannot be sure that it will be able to obtain necessary approvals in a timely manner or at all. If PCT’s PureFive® resin does not meet applicable regulatory requirements in a particular country or at all, then PCT may face hindered or reduced market demand in those countries and PCT’s business, financial condition, results of operations and prospects may be adversely affected.

The various regulatory schemes applicable to PCT’s PureFive® resin will continue to apply following initial approval. Monitoring regulatory changes and ensuring the Company’s ongoing compliance with applicable requirements is time-consuming and may affect PCT’s business, financial condition, results of operation and prospects. If PCT fails to comply with such requirements on an ongoing basis, PCT may be subject to fines or other penalties, or may be prevented from selling PureFive® resin products, and PCT’s business, financial condition, results of operation and prospects may be harmed.

Legislative, regulatory or judicial developments could affect PCT’s business, financial condition, results of operations and prospects.

PCT’s activities and plants are subject to extensive air, water and other environmental and workplace safety laws and regulations at the federal and state level. In addition, PCT will be subject to additional regulatory regimes upon expanding to new regions, including foreign regulatory authorities in the EU, such as the EC, the EFSA, and the FASFC, foreign regulatory authorities in the ASEAN such as the TFDA, and similar regulatory authorities. Some of these laws require or may require PCT to operate under a number of environmental permits. These laws, regulations and permits can often require pollution control equipment or operational changes to limit actual or potential impacts to the environment. These laws, regulations and permit conditions evolve in time and may become more difficult to comply with. A violation of these laws, regulations or permit conditions could result in substantial fines, damages, criminal sanctions, permit revocations and/or a plant shutdown. PCT has experienced, and may in the future experience, violations of applicable environmental laws, regulations or permit conditions, including with respect to wastewater generation and disposal to the extent applicable. PCT cannot provide assurance that it will not face further regulatory scrutiny, additional citations, or enforcement action in connection with these or other violations, or that any such action will not result in substantial fines, damages, criminal sanctions, permit revocations and/or a plant shutdown.

In addition, proposals relating to recycling or recycling content and prohibitions on certain types of plastic products have been introduced and/or adopted in various jurisdictions, and it is anticipated that similar legislation or regulations may be proposed in the future at federal, state, and local levels, both within the U.S. and elsewhere. There is a risk that PureFive® resin may not qualify as recycled content or post-consumer recycled content under one or more applicable state laws, federal regulations, customer sustainability programs or third-party certification schemes, whether due to the nature of PCT’s purification process or evolving interpretations of applicable standards. If PureFive® resin is determined not to qualify as recycled content or post-consumer recycled content under standards that are material to PCT’s customers, demand for PureFive® resin could be materially reduced, customers may seek alternative suppliers or materials, and PCT’s business, financial condition, results of operations and prospects could be materially adversely affected.

Risks Related to Human Capital Management

PCT is dependent on management and key personnel, and PCT’s business would suffer if it fails to retain its key personnel and attract additional highly skilled employees.

PCT’s success is dependent on the specialized skills of its management team and key operating personnel. This may present particular challenges as PCT operates in a highly specialized industry sector, which may make replacement of its management team and key operating personnel difficult. A loss of the management team members or key employees, or their failure to satisfactorily perform their responsibilities, could affect a variety of roles. Loss of key personnel may also heighten any operational exposures should staff be pulled into multiple activities simultaneously due to challenges related to retention and recruitment, and may result in significant attrition of high caliber and high potential employees, loss of key skills and a noticeable decline in employee morale. Ultimately, the loss of high caliber and high potential team members could have an adverse effect on PCT’s business, financial condition, results of operations and prospects.

PCT’s future success will depend on its ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of its organization, particularly research and development, recycling technology, operations and sales. Trained and experienced personnel are in high demand and may be in short supply, and tight labor markets, evolving workplace expectations and immigration/work-authorization constraints could further limit availability and increase costs. Many of the companies with which PCT competes for experienced employees have greater resources than PCT does and may be able to offer more attractive terms of employment. In addition, PCT invests significant time and expense in training employees, which increases their value to competitors that may seek to recruit them. PCT may not be able to attract, develop and maintain the skilled workforce necessary to operate its business, and labor expenses may increase as a result of a shortage in the supply of qualified personnel, which may negatively impact PCT’s business, financial condition, results of operations and prospects.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain and incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements about the financial condition, results of operations, earnings outlook and prospects of PCT. Forward-looking statements generally relate to future events or PCT’s future financial or operating performance and may refer to projections and forecasts. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “aim,” “anticipate,” “drive,” “intend,” “outlook,” “estimate,” “forecast,” “future,” “goal,” “guidance,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of PCT and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date they were made. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the caption “Risk Factors” in each of PCT’s Annual Report and PCT’s Quarterly Report on Form 10-Q for the period ended March 31, 2026, those discussed and identified in other public filings made with the SEC by PCT and the following:

•	our ability to obtain funding for our operations, future capital requirements and future growth, and to continue as a going concern;

•

our ability to meet, continue to meet, and comply on an ongoing basis with the numerous regulatory requirements applicable to our PureFive® resin both generally and in food-grade applications and, more broadly, the operations of our facilities (including in the United States, Europe, Asia and other future international locations);

•

expectations and changes regarding our strategies and future financial performance, including future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives, which could be impacted by significant changes to tariffs on foreign imports;

•

the ability of the Ironton Facility to be appropriately certified by Leidos Engineering, LLC, following certain performance and other tests, and commence full-scale commercial operations in a timely and cost-effective manner, or at all;

•

our ability to meet, and to continue to meet, the requirements imposed upon us and our subsidiaries by the funding for our operations, including the funding for the Ironton Facility, and the Planned Facilities;

•

our ability to minimize or eliminate the many hazards and operational risks at our manufacturing facilities that can result in potential injury to individuals, disrupt our business, including interruptions or disruptions in operations at our facilities, and subject us to liability and increased costs;

•	our ability to complete the necessary funding with respect to, and complete the construction of the Planned Facilities in a timely and cost-effective manner;

•	our ability to procure, sort and process polypropylene plastic waste at our planned plastic waste prep (“Feed PreP”) facilities;

•	our ability to maintain exclusivity under the P&G license;

•

the implementation, market acceptance and success of our business model and growth strategy, which includes our ability to bring a total of one billion pounds of installed polypropylene recycling capability online by 2030, and our ability to meet related construction, regulatory, and financing requirements;

•	the ability to negotiate multi-year offtake agreements at appropriate margins to fund ongoing operations;

•

the possibility that we may be adversely affected or potentially impacted by economic, business, and/or competitive factors, including interest rates, availability of capital, economic cycles, and other macro-economic impacts (such as tariffs);

•

changes in the prices and availability of materials (such as steel and other materials needed for the construction of future Feed PreP and Purification facilities), including those changes caused by inflation, tariffs and supply chain conditions, such as increased transportation costs and global conflicts, and our ability to obtain such materials in a timely and cost-effective manner;

•	the ability to source feedstock with a high polypropylene content at a reasonable cost, and the temporary spike in prices due to global conflicts such as the current conflict in the Middle East;

•	the development of direct competitors in the recycled polypropylene segment that could impact the demand for our products;

•	the outcome of any legal or regulatory proceedings to which we are, or may become, a party;

•	geopolitical risk and changes in applicable laws or regulations;

•	changes in the prices and availability of labor (including labor shortages), turnover in employees, and increases in employee-related costs;

•

any business disruptions due to political or economic instability, pandemics, or armed hostilities (including the ongoing conflict between Russia and Ukraine and active military conflicts in the Middle East);

•	operational risks associated with the ability to operate the Ironton Facility and the Planned Facilities, as and when operative, at nameplate capacity;

•	our ability to consummate this offering and the Concurrent Notes Offering and the potential effects of this offering and the Concurrent Notes Offering on the trading price of the common stock; and

•	the anticipated use of the net proceeds from this offering and the net proceeds of the Concurrent Notes Offering.

PCT undertakes no obligation to update any forward-looking statements made in this prospectus supplement or the accompanying prospectus to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $     (or approximately $     if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds from this offering, together with the net proceeds from the Concurrent Notes Offering, if consummated: (i) to pay the approximately $     million cost of repurchasing for cash approximately $     million in aggregate principal amount at maturity of the Green Convertible Notes in the Note Repurchase Transactions as described below under the caption “The Concurrent Transactions”; (ii) to repurchase additional Green Convertible Notes from time to time; and (iii) for working capital and other general corporate purposes.

Neither the completion of this offering nor the Concurrent Notes Offering is contingent on the completion of the other or the Note Repurchase Transactions. No assurance can be given that the Concurrent Notes Offering will be completed on the terms described herein or at all.

The Green Convertible Notes bear interest at a rate of 7.25% per year and mature on August 15, 2030. As of March 31, 2026, $250.0 million aggregate principal amount at maturity of the Green Convertible Notes remained outstanding.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2026, as follows:

•	on an actual basis; and

•

on an as adjusted basis to give effect to (i) the issuance and sale of the Concurrent Convertible Notes in the Concurrent Notes Offering, after deducting the underwriting discounts and estimated offering expenses payable by us (assuming no exercise of the underwriters’ over-allotment option in the Concurrent Notes Offering), and (ii) the sale of our common stock in this offering, after deducting the underwriting discounts and estimated offering expenses payable by us (assuming no exercise of the underwriters’ option to purchase additional shares), but without giving effect to the use of proceeds from this offering and the Concurrent Notes Offering.

You should read the following information in conjunction with the section titled “Use of Proceeds” included in this prospectus supplement and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes in our Annual Report and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, which are incorporated by reference herein.

	As of March 31, 2026
	Actual(1)	As Adjusted
	(in thousands, except share amounts)
Cash and cash equivalents	$90,213	$

Debt securities available for sale	$30,882		$30,882

Long-term indebtedness:
Green Convertible Notes(2)	$250,000		$250,000
Revenue Bonds(3)	150,210		150,210
Revolving Credit Facility	—		—
Other Debt	3,625		3,625
Concurrent Convertible Notes(4)	—

Total Debt	$403,835	$

Preferred stock:
Preferred stock, $0.001 par value; 25,000,000 shares authorized; 54,000 shares of Series A Preferred Stock issued and outstanding, actual and as adjusted; 300,000 shares of Series B Convertible Preferred Stock, issued and outstanding, actual and as adjusted	370,630		370,630
Stockholders’ equity: Common stock, $0.001 par value; 450,000,000 shares authorized, 180,841,199 shares issued and outstanding; shares issued and outstanding, as adjusted(5)	181
Additional paid-in capital	857,200		857,200
Accumulated other comprehensive loss	(575)		(575)
Accumulated deficit	(849,382)		(849,382)

Total stockholders’ equity(6)	7,424

Total capitalization	$781,889	$

(1)	Excludes unamortized discount and issuance costs associated with debt and Series A Preferred Stock.
(2)	As adjusted, does not reflect the repurchase, exchange or retirement of any Green Convertible Notes, a portion of which we expect to repurchase through the Note Repurchase Transactions.

(3)

The Revenue Bonds are recorded within long-term debt (current and noncurrent) and related party debt (current and noncurrent), including $114.4 million that are held by affiliates of Daniel Gibson, a director of the Company.

(4)

The amount shown in the table above for the Concurrent Convertible Notes offered in the Concurrent Notes Offering represents their aggregate principal amount. However, we expect that the initial liability carrying amount of the Concurrent Convertible Notes for accounting purposes will be recorded net of issuance costs, which will be treated as a debt discount for accounting purposes and amortized into interest expense over the term of the notes. See the caption “Risk Factors—Risks Related to the Concurrent Notes Offering and the Note Repurchase Transactions—The accounting method for the Concurrent Convertible Notes and the Green Convertible Notes could adversely affect our reported financial condition and results.”

(5)	As adjusted outstanding shares reflects the issuance and sale of shares in this offering.
(6)	Based on 180,841,199 shares of our common stock outstanding as of March 31, 2026, and excludes:

•	5,893,798 shares of common stock issuable upon exercise of PCT Warrants outstanding as of March 31, 2026, with an exercise price of $11.50 per underlying share of common stock;

•

17,757,136 shares of common stock issuable upon exercise of Series A Warrants to purchase the Company’s common stock outstanding as of March 31, 2026, with an exercise price of $11.50 per underlying share of common stock;

•

3,064,081 shares of common stock issuable upon exercise of Series B Warrants to purchase the Company’s common stock outstanding as of March 31, 2026, with an exercise price of $11.50 per underlying share of common stock;

•

5,000,000 shares of common stock issuable upon exercise of Series C Warrants to purchase the Company’s common stock outstanding as of March 31, 2026, with an exercise price of $11.50 per underlying share of common stock;

•

23,237,440 shares of common stock issuable upon the conversion of Green Convertible Notes outstanding as of March 31, 2026 (assuming the maximum increase to the conversion rate in connection with a “make-whole fundamental change” or a notice of redemption);

•

22,583,963 shares of common stock issuable upon the conversion of Series B Convertible Preferred Stock outstanding as of March 31, 2026 (assuming the maximum increase to the conversion rate in connection with a “make-whole fundamental change” or a notice of redemption);

•	23,115,521 shares of common stock authorized and reserved for issuance under our equity and other incentive-based plans as of March 31, 2026;

•

1,686,028 shares of common stock issuable upon exercise of outstanding stock options outstanding as of March 31, 2026, 935,281 of which are fully vested, with a weighted average exercise price of $14.86 per share; and

•	3,948,285 shares of common stock issuable upon vesting of outstanding RSUs and PSUs assuming target achievement of associated performance metrics for the PSUs.

The outstanding share information set forth above also does not include up to an additional 2,000,000 shares of common stock to be issued upon the Ironton Facility becoming operational, as certified by Leidos Engineering, LLC.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the offering price per share of common stock you will pay in this offering and the adjusted net tangible book value per share of common stock after this offering. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of common stock outstanding.

Our net tangible book value as of March 31, 2026 was approximately $317.4 million, or $1.76 per share of common stock, based upon the number of shares of common stock outstanding as of that date. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of common stock immediately after this offering.

After giving effect to the sale by us of      shares of common stock at the offering price of $     per share of common stock and after deducting underwriting discounts and commissions and estimated offering expenses payable by us but before giving effect to the exercise of the underwriters’ option to purchase additional shares, our as-adjusted net tangible book value as of March 31, 2026 would have been approximately $     million, or $     per share of common stock. This represents an immediate increase in the net tangible book value of $     per share of common stock to our existing stockholders and an immediate and substantial dilution in net tangible book value of $     per share of common stock to new investors purchasing shares of common stock in this offering.

The following table illustrates this per share of common stock dilution:

Public offering price per share of common stock			$
Net tangible book value per share of common stock as of March 31, 2026		$1.76
Increase in net tangible book value per share of common stock attributable to investors participating in this offering	$

As-adjusted net tangible book value per share of common stock as of March 31, 2026, after giving effect to this offering			$

Dilution per share of common stock to new investors participating in this offering			$

If the underwriters fully exercise their option to purchase an additional      shares of common stock at the offering price of $     per share, then our as-adjusted net tangible book value as of March 31, 2026, after giving effect to this offering and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, would have been approximately $     million, or $     per share of common stock. This represents an immediate increase in the net tangible book value of $     per share of common stock to our existing stockholders and an immediate and substantial dilution in net tangible book value of $     per share of common stock to new investors participating in this offering.

The foregoing table and calculations (other than the historical net tangible book value calculation) are based on 180,841,199 shares of common stock outstanding as of March 31, 2026, and excludes:

•	5,893,798 shares of common stock issuable upon exercise of PCT Warrants outstanding as of March 31, 2026, with an exercise price of $11.50 per underlying share of common stock;

•

17,757,136 shares of common stock issuable upon exercise of Series A Warrants to purchase the Company’s common stock outstanding as of March 31, 2026, with an exercise price of $11.50 per underlying share of common stock;

•

3,064,081 shares of common stock issuable upon exercise of Series B Warrants to purchase the Company’s common stock outstanding as of March 31, 2026, with an exercise price of $11.50 per underlying share of common stock;

•

5,000,000 shares of common stock issuable upon exercise of Series C Warrants to purchase the Company’s common stock outstanding as of March 31, 2026, with an exercise price of $11.50 per underlying share of common stock;

•

23,237,440 shares of common stock issuable upon the conversion of Green Convertible Notes outstanding as of March 31, 2026 (assuming the maximum increase to the conversion rate in connection with a “make-whole fundamental change” or a notice of redemption);

•

22,583,963 shares of common stock issuable upon the conversion of Series B Convertible Preferred Stock outstanding as of March 31, 2026 (assuming the maximum increase to the conversion rate in connection with a “make-whole fundamental change” or a notice of redemption);

•	23,115,521 shares of common stock authorized and reserved for issuance under our equity and other incentive-based plans as of March 31, 2026;

•

1,686,028 shares of common stock issuable upon exercise of outstanding stock options outstanding as of March 31, 2026, 935,281 of which are fully vested, with a weighted average exercise price of $14.86 per share; and

•	3,948,285 shares of common stock issuable upon vesting of outstanding RSUs and PSUs assuming target achievement of associated performance metrics.

The outstanding share information set forth above also does not include up to an additional 2,000,000 shares of common stock to be issued upon the Ironton Facility becoming operational, as certified by Leidos Engineering, LLC.

To the extent that outstanding rights to acquire common stock are converted, exercised or settled, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities (including the notes offered in the Concurrent Notes Offering, to the extent we settle conversions thereof with shares of our common stock), the issuance of these securities could result in further dilution to our stockholders.

THE CONCURRENT TRANSACTIONS

Concurrently with this offering, we are conducting an underwritten public offering of $250,000,000 aggregate principal amount of convertible senior notes (or up to $287,500,000 aggregate principal amount of Concurrent Convertible Notes if the underwriters in the Concurrent Notes Offering exercise their over-allotment option in full) pursuant to a separate prospectus supplement. We expect to use a portion of the net proceeds from this offering and the Concurrent Notes Offering, if consummated, to repurchase for cash $     million in aggregate principal amount at maturity of the Green Convertible Notes in the Note Repurchase Transactions.

In addition, concurrently with the pricing of the notes in this offering, we expect to enter into privately negotiated transactions to repurchase for cash approximately $     million in aggregate principal amount at maturity of the Green Convertible Notes (including $     million in aggregate principal amount at maturity of the Green Convertible Notes held by the affiliated investors) for approximately $     million (including $     million payable to the affiliated investors).

The terms of each Note Repurchase Transaction will depend on a variety of factors. No assurance can be given as to how much, if any, of the Green Convertible Notes will be repurchased or the terms on which they will be repurchased.

Neither the completion of this offering nor the Concurrent Notes Offering is contingent on the completion of the other or the Note Repurchase Transactions. No assurance can be given that the Concurrent Notes Offering will be completed on the terms described herein or at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any Concurrent Convertible Notes in the Concurrent Notes Offering.

After giving effect to the Note Repurchase Transactions, approximately $     million aggregate principal amount at maturity of the Green Convertible Notes are expected to remain outstanding.

In connection with any Note Repurchase Transaction, we expect that the hedged holders will unwind all or part of their hedge positions by buying shares of our common stock, including pursuant to this offering, and/or entering into or unwinding various derivative transactions with respect to our common stock. The amount of our common stock to be purchased by the hedged holders or in connection with such derivative transactions may be substantial in relation to the historic average daily trading volume of our common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of our common stock, including concurrently with the pricing of the Concurrent Convertible Notes, which could result in a higher effective conversion price for the Concurrent Convertible Notes. We cannot predict the magnitude of such market activity or the overall effect it will have on the price of our common stock or the Concurrent Convertible Notes. See the caption “Risk Factors—Risks Related to the Concurrent Notes Offering and the Note Repurchase Transactions—Any repurchases of the Green Convertible Notes may affect the value of our common stock and the Concurrent Convertible Notes”.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations with respect to the ownership and disposition of the common stock acquired pursuant to this offering.

This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations promulgated thereunder, and published administrative rulings and judicial decisions, all as in effect as of the date of this prospectus. These laws are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences described in this prospectus. We assume in this discussion that you hold the common stock as capital assets within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your individual circumstances, nor does it address any aspects of U.S. state, local, non-income, or non-U.S. taxes, the potential application of the income accrual rules set forth in Section 451(b) of the Code, or any alternative minimum tax provisions of the Code.

This summary also does not address the special tax rules applicable to particular holders, such as:

•	tax-exempt organizations or governmental organizations;

•	real estate investment trusts;

•	regulated investment companies;

•	qualified foreign pension funds (or entities wholly owned by one or more qualified foreign pension funds);

•

pass-through entities such as partnerships, S corporations, disregarded entities for U.S. federal income tax purposes and limited liability companies treated as such for U.S. federal income tax purposes (and investors therein);

•	financial institutions;

•	brokers, dealers, or traders in securities;

•	insurance companies;

•	persons that hold the common stock as part of a hedging or conversion transaction or as part of a short-sale, wash sale, synthetic security, or straddle;

•	U.S. holders that have a functional currency other than the U.S. dollar;

•	persons that actually or constructively own five percent or more of the Company voting shares or five percent or more of the total value of all classes of shares of the Company capital stock;

•	taxpayers that are subject to the mark-to-market accounting rules;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	companies that accumulate earnings to avoid U.S. federal income tax;

•

investors participating in the Concurrent Notes Offering and holders or beneficial owners of the Green Convertible Notes that are exchanged, repurchased or redeemed with the proceeds from this offering or the Concurrent Notes Offering; and

•	certain expatriates and former citizens or long-term residents of the United States.

If a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds the common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner or partnership holding the common stock, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the common stock.

There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the purchase, ownership or disposition of the common stock.

YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE COMMON STOCK.

U.S. Holders

The discussion in this section is addressed to a holder of the common stock that is a U.S. holder for U.S. federal income tax purposes. In general, a U.S. holder means a beneficial owner of the common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Distributions on the Common Stock

Distributions, if any, on the common stock will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital reducing the adjusted basis in your common stock, and, to the extent such excess exceeds such adjusted basis, as capital gain from the sale or exchange of such common stock.

Dividends received by individual U.S. holders of the common stock will be subject to a reduced maximum tax rate of 20%, if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes and certain holding period requirements are met. Further, dividends recognized by individual U.S. holders could be subject to the 3.8% tax on net investment income.

Dividends received by corporate U.S. holders generally will be eligible for the dividends-received deduction. If a corporate U.S. holder receives a dividend on the common stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, in certain instances the corporate U.S. holder must reduce its basis in the common stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate U.S. holder’s basis, any excess will be taxed as gain as if such U.S. holder had disposed of its shares in the year the “extraordinary dividend” is paid.

Gain on Sale, Exchange or Other Taxable Disposition of the Common Stock

Upon any sale, exchange, redemption or other disposition of the common stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized and the adjusted tax basis in such common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for the common stock at the time of sale or other taxable disposition is longer than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) are generally eligible for a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations. You are urged to consult your tax advisor with respect to applicable tax rates and netting rules for capital gains and losses. Further, gains recognized by individual U.S. holders could be subject to the 3.8% tax on net investment income.

Backup Withholding and Information Reporting

In general, information reporting requirements will apply to payments of dividends on, and the proceeds of the sale of, the common stock. Backup withholding may apply to such payments if a U.S. holder fails to comply with certain identification requirements, which generally may be satisfied by a U.S. holder providing a valid IRS Form W-9. Backup withholding is currently imposed at a rate of 24%. We are required to determine the date and amount of any deemed distributions.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you may be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

The discussion in this section is addressed to a holder of the common stock that is a non-U.S. holder for U.S. federal income tax purposes. A non-U.S. holder generally means a beneficial owner of the common stock that is (i) a foreign corporation, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in each case is not subject to U.S. federal income tax on a net-income basis on income or gain from a share of common stock. Special rules may apply to certain non-U.S. holders such as corporations that accumulate earnings to avoid U.S. federal income tax. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.

Distributions on the Common Stock

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. Dividends that are treated as effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the holder satisfies applicable certification and disclosure requirements, including completing IRS Form W-8ECI (or other applicable form). However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons. In addition, any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who claims the benefit of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence will generally be required to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or successor form), as applicable. You are urged to consult your tax advisor regarding your entitlement to benefits under a relevant income tax treaty. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Taxable Disposition of the Common Stock

Subject to the discussions below under the captions “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act (FATCA),” a non-U.S. holder will generally not be subject to U.S. federal income tax or withholding tax on any gain realized upon a sale, exchange or other taxable disposition of the common stock unless

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States, in which case, the non-U.S. holder will generally be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to U.S. persons;

•

the non-U.S. holder is an individual that is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case, the non-U.S. holder will generally be subject to a 30% tax on the net gain derived from the disposition, which may be offset by U.S. source capital losses realized during the same taxable year, if any; or

•	we are, or have been within the five years preceding the non-U.S. holder’s disposition of the common stock, a “United States real property holding corporation” as defined in the Code (a “USRPHC”).

We believe that we are not currently and will not become a “United States real property holding corporation.” However, no assurance can be given that we are not or will not become a USRPHC in the future, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets. In general, gain on the sale or other disposition of stock of a USRPHC that is “regularly traded” on an established securities market will be subject to U.S. federal income tax only in the case of a non-U.S. holder that owns, actually and constructively, more than 5% of the total fair market value of that class of stock at any time during the five-year period ending on the date of disposition. If a non-U.S. holder is subject to U.S. federal income tax pursuant to these rules, any gains on the sale or other disposition of such stock would be taxed on a net income basis at the graduated rates applicable to U.S. persons, and such non-U.S. holder would be required to file a U.S. federal income tax return with respect to such gains.

In the event a non-U.S. holder is subject to U.S. tax on a sale or other disposition of the common stock under these rules, such non-U.S. holder may be subject to a 15% withholding tax on such sale or other disposition of the common stock.

Non-U.S. holders that may be treated as actually or constructively owning more than 5% of the common stock should consult their tax advisors with respect to the U.S. federal income tax consequences of the ownership and disposition of the common stock.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on the common stock paid to such non-U.S. holder and the tax withheld, if any, with respect to such dividends. A non-U.S. holder will have to comply with specific certification procedures to establish that it is not a U.S. person, as defined for U.S. federal income tax purposes, in order to avoid backup withholding at the applicable rate with respect to dividends on the common stock and certain other types of payments. The certification procedure required to claim a reduced rate of withholding under an income tax treaty will satisfy the certification requirements necessary to avoid backup withholding as well.

Information reporting and backup withholding will generally apply to the proceeds of a non-U.S. holder’s disposition of the common stock effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the non-U.S. holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, dispositions effected through a non-U.S. office of a broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States will generally be subject to information reporting, unless you certify your status as a non-U.S. holder and satisfy certain other requirements, or otherwise establish an exemption. You should consult your tax advisor regarding the application of the information reporting and backup withholding rules to you. Copies of information returns may be made available to the tax authorities of the country in which you reside or are incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you may be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act (“FATCA”)

Legislation incorporating provisions commonly referred to as FATCA imposes a withholding tax on certain types of payments made to “foreign financial institutions” and certain other “non-financial foreign entities” as defined in the Code and applicable Treasury Regulations. The legislation, together with Treasury Regulations issued thereunder, generally imposes a 30% withholding tax on certain payments made to a foreign financial institution or to a non- financial foreign entity (whether as beneficial owner or intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements, or (3) an exemption applies.

Subject to the following sentence, if the payee is a foreign financial institution and an exemption does not apply, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Foreign financial institutions and such other foreign entities located in jurisdictions that have entered into an “intergovernmental agreement” with the United States regarding FATCA may be subject to different rules.

The Code generally provides that FATCA withholding generally applies to payments of dividends on our common stock and gross proceeds from the sale or other disposition of our common stock. However, currently proposed Treasury Regulations provide that FATCA withholding does not apply to gross proceeds from the disposition of our common stock. Pursuant to the preamble to the proposed Treasury Regulations, we and any other applicable withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until final regulations are issued or the proposed regulations are withdrawn.

We will not pay any additional amounts to holders in respect of any amounts withheld, including pursuant to FATCA. Holders should consult their tax advisors regarding the application of FATCA.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC

Total:

The underwriters and the representative are collectively referred to as the “underwriters” and the “representative,” respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $    per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representative.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to    additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional      shares of common stock.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us:	$	$	$
Proceeds, before expenses, to us	$	$	$

The estimated offering expenses payable by us in connection with this offering, exclusive of the underwriting discounts and commissions, are approximately $    . We have agreed to reimburse the underwriters for expenses relating to clearance of this offering and the Concurrent Notes Offering with the Financial Industry Regulatory Authority for up to $35,000.

Our common stock is listed on Nasdaq under the symbol “PCT.”

We have agreed that, during the period ending 60 days after the date of this prospectus supplement, which we refer to as the “restricted period”, without the prior written consent of Morgan Stanley & Co. LLC, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, (ii) enter into any swap, loan or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, or (iii) confidentially submit any draft registration statement or file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock.

The restrictions on our actions described in the immediately preceding paragraph do not apply to (A) the shares to be sold pursuant to this prospectus supplement, (B) the Concurrent Convertible Notes to be sold in the Concurrent Notes Offering and any shares of common stock issued upon conversion of the Concurrent Convertible Notes, (C) grants of equity-based awards pursuant to our equity incentive plan, (D) any shares of common stock issued upon the exercise of an option, the vesting of any restricted stock or restricted class of similar units, or other equity award outstanding on the date hereof, (E) any shares of common stock issued in connection with the exercise of the our Series A warrants or public warrants, whether in connection with a redemption of such warrants by us or otherwise, (F) the filing of any registration statement on Form S-8 with the SEC relating to securities granted or to be granted pursuant to any plan in effect on the date hereof or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, (G) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period, or (H) the issuance of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock in connection with our acquisition of the securities, businesses, property or other assets of another person or entity or in connection with strategic partnering transactions; provided that, in the case of subclause (H), (i) the aggregate number of shares of common stock does not exceed 10% of the outstanding shares of our common stock immediately following the issuance and sale of the shares to be sold pursuant to this prospectus supplement and the Concurrent Convertible Notes to be sold pursuant to the Concurrent Notes Offering prospectus supplement and (ii) the recipient of such shares of common stock or securities convertible into or exercisable or exchangeable for common stock shall enter into a “lock up” agreement.

Our directors, executive officers and specified affiliates of such directors, as applicable, each of whom we refer to as a “lock-up party,” have agreed that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, they will not, during the restricted period: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock owned or hereafter acquired by the lock-up party or with respect to which the lock-up party has or hereafter acquires the power of disposition (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by the lock-up party (as such term is used in Rule 13d-3 of the Exchange Act)) and securities which may be issued upon exercise of a stock option or warrant by the lock-up party or any other securities so owned convertible into or exercisable or exchangeable for common stock (collectively, the “lock-up securities”) or (ii) enter into any hedging, swap, loan or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (i) or (ii) is to be settled by delivery of common stock or such other lock-up securities, in cash or otherwise; (iii) make any demand for or exercise any right with respect to the registration of any lock-up securities, or (iv) publicly disclose the intention to do any of the foregoing.

The restrictions described in the immediately preceding paragraph do not apply to the transfer of securities:

(i)

pursuant to the exercise and issuance of an option or the vesting of any restricted stock, restricted class of similar units or other equity awards outstanding on the date hereof or granted under equity incentive plans in effect as of the date hereof or described in this prospectus supplement, provided that any securities underlying such options continue to be subject to the terms of the lock-up agreement (other than as provided under clause (ix) below);

(ii)	by will or under the laws of descent, provided that the transferee agrees to be bound in writing by the restrictions set forth in the lock-up agreement;

(iii)

transfers as a bona fide gift or gifts, including to charitable organizations or charitable trusts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in the lock-up agreement;

(iv)

transfers to an immediate family member of the lock-up party or to a trust, the beneficiaries of which are exclusively the lock-up party or a member or members of his or her immediate family, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in the lock-up agreement;

(v)

transfers to a partnership, limited liability company or other entity of which the lock-up party and the immediate family of the lock-up party are the legal and beneficial owner of all of the outstanding equity securities or similar interest, provided that the transferee agrees to be bound in writing by the restrictions set forth in the lock-up agreement;

(vi)

transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (ii) through (v) above, provided that the transferee agrees to be bound in writing by the restrictions set forth in the lock-up agreement;

(vii)

transfers by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, provided that the transferee agrees to be bound in writing by the restrictions set forth in the lock-up agreement;

(viii)	transfers to us from an employee upon death, disability or termination of employment, in each case, of such employee;

(ix)

(a) transfers or sales of common stock pursuant to any contract, instruction or plan complying with Rule 10b5-1 of the Exchange Act, that has been entered into by the lock-up party prior to the date hereof, or (b) the entry into any contract, instruction or plan complying with Rule 10b5-1 of the Exchange Act, provided that sales under any such new trading plan do not occur during the restricted period, any required public disclosure, announcement or filing under the Exchange Act made by us or any person regarding the establishment of such plan during the restricted period shall include a statement that the lock-up party is not permitted to transfer, sell or otherwise dispose of securities under such plan during the restricted period in contravention of the lock-up agreement, and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made regarding the establishment of such plan during the restricted period;

(x)

transfers made as a distribution to stockholders, partners or members of the lock-up party, provided that such stockholders, partners or members agree to be bound in writing by the restrictions set forth in the lock-up agreement;

(xi)	transfers required under any of our benefit plans;

(xii)

transfers to us in connection with the vesting, settlement or exercise of restricted stock units, performance stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, performance stock units, options, warrants or rights, provided that any such shares of common stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement;

(xiii)	transactions in any securities acquired by the lock-up party after the closing date in the open market;

(xiv)

transfers made pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our capital stock involving a change of control; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the lock-up securities owned by the lock-up party shall remain subject to the provisions of the lock-up agreement;

(xv)	with the prior written consent of Morgan Stanley & Co. LLC; or

(xvi)

the exercise by the lock-up party of any Series A Warrants or Public Warrants (including by way of “net” or “cashless” exercise), in connection with a redemption of such warrants by us; provided that any shares of common stock received upon such exercise shall remain subject to the provisions of the lock-up agreement;

provided, however, that, in each case, no filing under Section 16 of the Exchange Act, or other public announcement is required or otherwise made (other than a filing on Form 5 made after the expiration of the restricted period or, with respect to clauses (i), (iii) and (x)-(xvi), a filing on Form 4 required to be filed under the Exchange Act; provided, however, that if such Form 4 is filed during the restricted period, such Form 4 shall indicate by footnote disclosure or otherwise the nature of such transfer, that no shares of common stock are being sold or otherwise disposed of by the lock-up party in connection therewith and/or that such shares of common stock received by any transferee are subject to the terms of the lock-up agreement; provided further, that the lock-up party shall notify Morgan Stanley & Co. LLC at least one (1) business day prior to such required filing under the Exchange Act), and in the case of any such transfer contemplated by clauses (ii)-(vii), (x), (xi) and (xiv), a copy of the required agreement of the transferee or transferees is furnished promptly to Morgan Stanley & Co. LLC; provided further, that in the case of any transfer or distribution pursuant to clauses (ii)-(viii) and (x), any such transfer shall not involve a disposition for value.

Morgan Stanley & Co. LLC, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For example, Morgan Stanley & Co. LLC is also acting as underwriter in the Concurrent Notes Offering.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Settlement

We expect to deliver the shares of common stock to investors in book-entry form through the facilities of The Depository Trust Company on or about   , 2026, which will be the second business day following the initial trade date for the shares offered pursuant to this prospectus supplement (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares of common stock being offered hereby prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the shares who wish to trade the shares prior to the business day preceding the settlement date should consult their own advisors.

Concurrent Notes Offering

Concurrently with this offering, we are conducting the Concurrent Notes Offering of $250,000,000 aggregate principal amount of the Concurrent Convertible Notes (or up to $287,500,000 aggregate principal amount if the underwriters in the Concurrent Notes Offering exercise their over-allotment option in full). Neither the completion of this offering nor the Concurrent Notes Offering is contingent on the completion of the other or the Note Repurchase Transactions. No assurance can be given that the Concurrent Notes Offering will be completed on the terms described herein or at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any Concurrent Convertible Notes in the Concurrent Notes Offering and does not constitute an offer to buy, or the solicitation of an offer to sell, any of the Green Convertible Notes.

Selling Restrictions

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area (each, a Relevant State), no securities have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(i)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of the securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(i)	to any legal entity which is a qualified investor as defined paragraph 15 of Schedule 1 to the POAT Regulations;

(ii)

to fewer than 150 natural or legal persons (other than qualified investors as defined paragraph 15 of Schedule 1 to the POAT Regulations), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Part 1 of Schedule 1 to the POAT Regulations;

provided that no such offer of the securities shall require us or any of the representatives to publish a prospectus pursuant to the POAT Regulations.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “POAT Regulations” means the Public Offers and Admissions to Trading Regulations 2024.

This prospectus supplement is only for distribution to and directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and high net worth entities falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other person to whom it can otherwise be lawfully distributed, or all such persons together, Relevant Persons. Any investment or investment activity to which this prospectus supplement relates is available only to and will be engaged in only with Relevant Persons, and any person who is not a Relevant Person should not rely on it.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) and any rules made or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) and which do not constitute an offer to the public within the meaning thereunder. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

The contents of this prospectus supplement have not been reviewed, endorsed or approved by any Hong Kong regulatory authority, including the Securities and Futures Commission and the Companies Registry of Hong Kong and neither has it been nor will it be registered with the Registrar of Companies in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this document, you should obtain independent professional advice. This prospectus supplement may not be issued, circulated or distributed (in whole or in part) in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that such person is aware of the restriction on offers of the securities described in this prospectus supplement and that such person is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions and that such person has complied with all relevant laws, rules and regulations applicable to him/her/it and the jurisdiction(s) where such person or his/her/its assets are located.

Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the account of or the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account of or the benefit of, any Japanese Person, except in compliance with the FIEA and other applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulation 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor;

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to us, the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offering of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or the FINMA, and the offering of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Abu Dhabi Global Market

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules of the Financial Services Regulatory Authority (“FSRA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules of the FSRA. It must not be delivered to, or relied on by, any other person. The FSRA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The FSRA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Abu Dhabi Global Market and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority, the Dubai Financial Services Authority, or any other relevant licensing authority in the United Arab Emirates.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons, or Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise. Any person acquiring the securities must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728 - 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 - 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 - 1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 - 1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 - 1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 - 1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 - 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 - 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Jones Day. The underwriters are being represented in connection with this offering by Cooley LLP.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

PURECYCLE TECHNOLOGIES, INC.

Common Stock

Preferred Stock

Warrants

Rights

Stock Purchase Contracts

Stock Purchase Units

Debt Securities

Units

We or selling securityholders to be named in a prospectus supplement may from time to time issue, in one or more offerings, any combination of the securities described in this prospectus.

Each time we or selling securityholders offer and sell securities registered under this prospectus, we will provide the specific terms of the offering in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus before you invest in any of our securities.

We or selling securityholders may offer and sell securities registered under this prospectus and any prospectus supplement directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of any of our securities to you, and any applicable commissions or discounts, will be stated in a prospectus supplement.

Our common stock, publicly traded warrants and publicly traded units are listed on the Nasdaq Capital Market under the symbols “PCT,” “PCTTW” and “PCTTU,” respectively.

Investing in our securities involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we are filing with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we or selling securityholders may sell at any time and from time to time, in one or more offerings, any combination of the securities registered under this prospectus.

This prospectus provides you with a general description of the securities that may be offered. Each time we or selling securityholders sell securities registered under this process, we will provide a prospectus supplement that will contain specific information about the terms of the offering of such securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offerings. For a more complete understanding of the offering of our securities, you should refer to the registration statement, including its exhibits. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement, including the additional information under the headings “Where You Can Find More Information” and “Information We Incorporate By Reference,” and any related free writing prospectus.

We have not authorized anyone to provide you with different information from the information contained in, or incorporated by reference into, this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell any of our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus to the terms “we,” “us,” “our,” “PCT” or “the Company” or other similar terms mean PureCycle Technologies, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s website at http://www.sec.gov. We make available, free of charge, on our website at http://www.purecycle.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus any of the information contained at that site, other than documents we otherwise file with the SEC that are incorporated by reference into this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any prospectus supplement, any free writing prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the shares of our Common Stock (as defined below) is terminated:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026;

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2026 (solely with respect to those portions specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on May 6, 2026;

•	our Current Reports on Form 8-K filed with the SEC on January 13, 2026, February 26, 2026, April 17, 2026 and May 11, 2026; and

•

the description of our Common Stock contained in our Registration Statement on Form 8-A, registering our Common Stock under Section 12(b) under the Exchange Act, filed with the SEC on March  17, 2021, as updated by the description of our Common Stock contained in Exhibit 4.1 to our Registration Statement on Form S-3 filed with the SEC on November 20, 2024, and all subsequently filed amendments and reports updating that description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

PureCycle Technologies, Inc.

20 North Orange Ave.

Suite 106

Orlando, Florida 32801

Phone: (877) 648-3565

PURECYCLE TECHNOLOGIES, INC.

The Company

We are a Florida-based corporation focused on commercializing a patented dissolution recycling technology for polypropylene that physically separates the polymer from other plastics, colors, odors and impurities (the “Technology”). The Technology was originally developed by The Procter & Gamble Company (“P&G”) and is designed to restore recycled polypropylene waste into like-new resin, called PureFive® resin. Our PureFive® resin has similar properties and applicability for reuse as virgin polypropylene. We have a global license for the Technology from P&G, which was amended during 2025 to permanently waive the possible clawback of our exclusivity for plants located in North America. The amendment also extends the time that our plants must begin construction and commence sales in other regions to avoid a clawback of the exclusivity under the license agreement. We have introduced an important new product to the global polypropylene market that will assist corporations in meeting their sustainability goals, as well as federal and state regulations and mandates, providing consumers with polypropylene-based products that are sustainable, and reducing overall polypropylene waste in the world’s landfills and oceans.

Our process includes the following steps:

•	Feed Pre-Processing (“Feed PreP”) collects, sorts, and prepares polypropylene waste (“feedstock”) for the dissolution recycling process (“Purification”).

•

Purification is a dissolution recycling process that uses a combination of solvent, temperature, and pressure to return the feedstock to near-virgin condition through a novel configuration of commercially-available equipment and unit operations. The Purification process puts the plastic through a physical extraction process using supercritical fluids that both extract and filter out other plastics and additives to purify the color, opacity and odor of the polypropylene without changing the bonds of the polymer. By not altering the chemical makeup of the polymer, we are able to use significantly less energy and reduce production costs compared to the production of virgin resin.

•

Compounding, which involves blending our resin with either virgin resin or additives, allows for the modification of the resin to meet the end-user’s specifications including melt flow, flexibility, clarity, color and strength.

In 2023, we achieved mechanical completion of the Ironton Facility, which is our first commercial-scale recycling facility located in Lawrence County, Ohio. We designed the Ironton Facility to have a production capacity of approximately 107 million pounds per year when fully operational; however, the Ironton Facility is not yet operating at its expected full capacity.

In 2024, we began operating a Feed PreP facility in Denver, Pennsylvania, which currently provides the required mix necessary to meet the offtake requirements at the Ironton Facility. With future expansion, we believe we will be able to source sufficient amounts of feedstock to support future operations in the U.S., Europe, and Asia.

The Technology has been evaluated by third parties with a focus on the Technology’s efficacy and commercial scalability. Certain of our strategic partners have conducted testing on our PureFive® resin. In these evaluations, our PureFive® resin performed comparably to virgin polypropylene in common food and beverage industry benchmarks for melt flow and mechanical properties, purity, odor and function (lift decay, hinge break, and impact resistance).

We are an early commercial-stage company and have reported minimal revenues to date. We have limited operations and measure our performance on a consolidated basis.

The Common Stock, units and Public Warrants are listed on the Nasdaq Capital Market (“NASDAQ”) under the symbols “PCT,” “PCTTU” and “PCTTW,” respectively.

CORPORATE INFORMATION

Our principal executive offices are located at 20 North Orange Avenue, Suite 106, Orlando, Florida 32801. Our telephone number is (877) 648-3565. Our website is http://www.purecycle.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus and any prospectus supplement and may be amended, supplemented or superseded from time to time by our Quarterly Reports on Form 10-Q and other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only risks to which we are exposed. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or a part of your investment.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contains and incorporates by reference statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements about the financial condition, results of operations, earnings outlook and prospects of PCT. Forward-looking statements generally relate to future events or future financial or operating performance and may refer to projections and forecasts. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “aim,” “anticipate,” “drive,” “intend,” “outlook,” “estimate,” “forecast,” “future,” “goal,” “guidance,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of PCT and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this prospectus. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of PCT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 entitled “Risk Factors,” those discussed and identified in other public filings made with the SEC by PCT and the following:

•	Our ability to obtain funding for our operations, future capital requirements and future growth, and to continue as a going concern;

•

Our ability to meet, continue to meet, and comply on an ongoing basis with the numerous regulatory requirements applicable to our PureFive® resin both generally and in food-grade applications and, more broadly, the operations of our facilities (including in the United States, Europe, Asia and other future international locations);

•

Expectations and changes regarding our strategies and future financial performance, including future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives, which could be impacted by significant changes to tariffs on foreign imports;

•

The ability of the Ironton Facility to be appropriately certified by Leidos Engineering, LLC, following certain performance and other tests, and commence full-scale commercial operations in a timely and cost-effective manner, or at all;

•

Our ability to meet, and to continue to meet, the requirements imposed upon us and our subsidiaries by the funding for our operations, including the funding for the Ironton Facility, and the Planned Facilities (as defined below);

•

Our ability to minimize or eliminate the many hazards and operational risks at our manufacturing facilities that can result in potential injury to individuals, disrupt our business, including interruptions or disruptions in operations at our facilities, and subject us to liability and increased costs;

•

Our ability to complete the necessary funding with respect to, and complete the construction of the new polypropylene recycling facility in Rayong, Thailand (the “Thailand Facility”), our first commercial-scale European plant located at its Antwerp, Belgium site (the “Belgium Facility”), and the Purification facility to be built in Augusta, Georgia (the “Augusta Facility” and, together with the Thailand Facility and the Belgium Facility, the “Planned Facilities”) in a timely and cost-effective manner;

•	Our ability to procure, sort and process polypropylene plastic waste at our planned plastic waste Feed PreP facilities;

•	Our ability to maintain exclusivity under the P&G license;

•

The implementation, market acceptance and success of our business model and growth strategy, which includes our ability to bring a total of one billion pounds of installed polypropylene recycling capability online by 2030, and our ability to meet related construction, regulatory, and financing requirements;

•	The ability to negotiate multi-year offtake agreements at appropriate margins to fund ongoing operations;

•

The possibility that we may be adversely affected or potentially impacted by economic, business, and/or competitive factors, including interest rates, availability of capital, economic cycles, and other macro-economic impacts (such as tariffs);

•

Changes in the prices and availability of materials (such as steel and other materials needed for the construction of future Feed PreP and Purification facilities), including those changes caused by inflation, tariffs and supply chain conditions, such as increased transportation costs and global conflicts, and our ability to obtain such materials in a timely and cost-effective manner;

•	The ability to source feedstock with a high polypropylene content at a reasonable cost, and the temporary spike in prices due to global conflicts such as the current conflict in the Middle East;

•	The development of direct competitors in the recycled polypropylene segment that could impact the demand for our products;

•	The outcome of any legal or regulatory proceedings to which we are, or may become, a party;

•	Geopolitical risk and changes in applicable laws or regulations;

•	Changes in the prices and availability of labor (including labor shortages), turnover in employees, and increases in employee-related costs;

•

Any business disruptions due to political or economic instability, pandemics, or armed hostilities (including the ongoing conflict between Russia and Ukraine and active military conflicts in the Middle East); and

•	Operational risks associated with the ability to operate the Ironton Facility and the Planned Facilities, as and when operative, at nameplate capacity.

In light of the foregoing, we caution you not to place undue reliance on our forward-looking statements. Any forward-looking statement that we make in this prospectus and any prospectus supplement speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. Should one or more of these risks or uncertainties materialize or should any of the assumptions made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. These purposes may include, but are not limited to:

•	financing acquisitions;

•	reduction or refinancing of outstanding indebtedness or other corporate obligations;

•	additions to working capital; and

•	capital expenditures.

We have not allocated a specific portion of the net proceeds for any particular use at this time, and we will have discretion in the use of any net proceeds. Specific information concerning the use of proceeds from the securities offered under this prospectus will be described in the prospectus supplement for such offering. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

We will not receive any proceeds from the resale of securities by selling securityholders under this prospectus or any prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description of the Company’s capital stock is intended as a summary only and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended (“Amended and Restated Certificate of Incorporation”), the applicable certificate of designations and our Second Amended and Restated Bylaws (“Amended and Restated Bylaws”). We encourage you to read these documents and the applicable portion of the Delaware General Corporation Law, as amended (the “DGCL”) and the Company’s Amended and Restated Certificate of Incorporation, including the applicable certificate of designations, and Amended and Restated Bylaws carefully and in their entirety because they describe your rights as a holder of shares of the Company’s securities.

Common Stock

Our authorized capital stock consists of 450,000,000 shares of Common Stock, par value $0.001 per share, and 25,000,000 shares of undesignated preferred stock, par value $0.001 per share.

Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of shares of Common Stock do not have cumulative voting rights in the election of directors. Upon the Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of Common Stock will be entitled to receive pro rata the Company’s remaining assets available for distribution. Holders of shares of Common Stock do not have preemptive, subscription, redemption or conversion rights. The Common Stock will not be subject to further calls or assessment by the Company. There will be no redemption or sinking fund provisions applicable to the Common Stock. All shares of the Common Stock that are outstanding are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of shares of Common Stock will be subject to those of the holders of any shares of the Company’s preferred stock the Company may authorize and issue in the future.

When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting will be decided by the affirmative vote of the holders of a majority of shares of stock present or represented at the meeting and entitled to vote (meaning that of the shares present or represented at the meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have the same effect as a vote “against” the proposal, and broker non-votes will have no effect on the vote for the proposal. At all meetings of stockholders for the election of directors at which a quorum is present, directors shall be elected by the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). If any nominee for director in an uncontested election receives a greater number of votes “against” his or her election than votes “for” such election, our bylaws require that such person must promptly tender his or her resignation to the Board following certification of the vote. If the number of nominees for election at any such meeting exceeds the number of directors to be elected at such meeting, however, directors shall be elected by a plurality of the votes cast (meaning that the number of director nominees who receive the highest number of shares voted “for” their election are elected).

Preferred Stock

The Amended and Restated Certificate of Incorporation authorizes the Board to establish one or more series of preferred stock. Unless required by law or by NASDAQ, the authorized shares of preferred stock will be available for issuance without further action by you. The Board is authorized to fix from time to time before issuance the number of preferred shares to be included in any such series and the designation, powers, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

•	the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

•	the voting powers, if any, and whether such voting powers are full or limited in such series;

•	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

•	whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

•	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

•

the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

•	the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

•	the provisions, if any, of a sinking fund applicable to such series;

•	any other relative, participating, optional, or other special powers, preferences or rights and qualifications, limitations, or restrictions thereof; and

•

all as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such preferred stock (collectively, a “Preferred Stock Designation”).

The Company could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of the Common Stock might believe to be in their best interests or in which the holders of the Common Stock might receive a premium for their Common Stock over its market price. Additionally, the issuance of preferred stock may adversely affect the rights of holders of the Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Common Stock. The Company has no current plans to issue any new series of preferred stock.

Series A Preferred Stock

On September 13, 2024, we filed the Certificate of Designations, as amended on September 17, 2024, as described below (together, the “Series A Certificate of Designations”) with the Secretary of State of the State of Delaware that established the preferences, limitations and relative rights of the Series A preferred stock, par value $0.001 per share (“Series A Preferred Stock”), and authorized for issuance 100,000 shares of Series A Preferred Stock. The Amended and Restated Certificate of Incorporation was amended, effective immediately, upon the filing of the Series A Certificate of Designations.

Ranking

Series A Preferred Stock ranks senior to shares of Common Stock with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our Company.

Liquidation Preference

Each share of Series A Preferred Stock has a liquidation preference of the issue price of $1,000 per share (the “Series A Initial Issue Price”) multiplied by 1.05 (the “Series A Liquidation Preference”).

Dividend and Return Rights

Pursuant to the Certificate of Designations, the shares of Series A Preferred Stock have a maturity date three years after the initial issue date (the “Series A Maturity Date”) and accrue a return equal to 8% per annum (the “Series A Return”), payable quarterly in cash or in-kind at the election of the holder. Pursuant to the Waiver Agreements (defined below), investors holding all of the shares of Series A Preferred Stock elected to irrevocably and unconditionally waive (and consented to such waivers for purposes of Section 12 of the Series A Certificate of Designations) the right to receive Series A Return payments on the first three quarterly Series A Return payment dates within each one-year period following the issue date and to instead receive such Series A Return payments on the fourth quarterly Series A Return payment date within each one-year period following the issue date, such that each holder of Series A Preferred Stock shall receive Series A Return payments for the entire one-year period on each such fourth quarterly Series A Return payment date.

Maturity

Series A Preferred Stock matures three years after the original issuance date.

Conversion and Redemption

Shares of Series A Preferred Stock are subject to (i) a mandatory redemption upon the occurrence of certain triggering events related to the incurrence of additional indebtedness not otherwise permitted under our existing credit agreement, dated as of March 15, 2023, (ii) a mandatory redemption on the Series A Maturity Date and (iii) an optional redemption, at our election, at any time prior to the Series A Maturity Date. Each share of Series A Preferred Stock is redeemable for an amount equal to the Series A Initial Issue Price multiplied by 1.05, which amount shall be payable in (i) cash, (ii) a number of shares of Common Stock equal to such amount divided by $4.69, or (iii) a combination of cash and shares of Common Stock, in each case including accrued but unpaid Series A Return to the redemption date.

If the holder elects upon redemption to receive Common Stock and such holder’s beneficial ownership would exceed 19.9% of the outstanding shares of Common Stock (the “Stock Issuance Cap”), then in lieu of such shares, the holder will receive a number of pre-funded warrants exercisable for an equivalent number of Common Stock (“Pre-Funded Warrants”). The Pre-Funded Warrants will expire seven years after issuance and will be immediately exercisable by the holder for shares of Common Stock, provided that such exercise does not cause such holder’s beneficial ownership to exceed the Stock Issuance Cap.

On September 17, 2024, the investors holding all of the shares of Series A Preferred Stock entered into waivers (the “Waiver Agreements”) to irrevocably and unconditionally waive (and consented to such waivers for purposes of Section 12 of the Series A Certificate of Designations) the rights of such holders of shares of Series A Preferred Stock, (i) to elect to receive shares of Common Stock or Pre-Funded Warrants in connection with redemption events under the Series A Certificate of Designations and (ii) to elect to receive additional shares of Series A Preferred Stock on Return payment dates.

Voting

Holders of shares of Series A Preferred Stock shall have no voting rights with respect to such shares of Series A Preferred Stock except as from time to time required by law. Holders of shares of Series A Preferred Stock shall vote as a single class with respect to amendments to the Certificate of Designations applicable to all shares of Series A Preferred Stock upon the vote or written consent of the holders of a majority of such shares of Series A Preferred Stock then outstanding.

Change of Control

Upon certain change of control events involving the Company, the holders of shares of Series A Preferred Stock will be entitled to receive in full, out of the assets of the Company or proceeds thereof available for distribution to stockholders, a sum in cash equal to (i) the Series A Liquidation Preference of such share of Series A Preferred Stock, plus (ii) the accrued Series A Return in respect of such share of Series A Preferred Stock as of the applicable change of control purchase date.

Liquidation

In the event of any liquidation, bankruptcy, insolvency, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, or upon the occurrence of certain change of control events involving the Company, the holders of shares of Series A Preferred Stock will be entitled to receive in full, out of the assets of the Company or proceeds thereof available for distribution to stockholders, and after satisfaction of all liabilities and obligations to creditors of the Company, before any distribution of such assets and/or proceeds is made to or set aside for the holders of any other junior securities, a sum in cash equal to (i) the Liquidation Preference of such share of Series A Preferred Stock, plus (ii) the accrued Series A Return in respect of such share of Series A Preferred Stock as of the applicable change of control purchase date.

Registration

Pursuant to the subscription agreements, dated September 11, 2024, by and between the Company and certain investors, holders of the shares of Series A Preferred Stock have the right to demand registration of the shares of Series A Preferred Stock and the Common Stock issuable upon conversion of such Series A Preferred Stock (including shares issuable upon exercise of any Pre-Funded Warrants). Pursuant to the Waiver Agreements, the investors holding all of the shares of Series A Preferred Stock irrevocably and unconditionally waived the rights of such holders of shares of Series A Preferred Stock to require us to register the shares of Common Stock issuable upon redemption of the Series A Preferred Stock (including shares issuable upon exercise of any Pre-Funded Warrants) on a registration statement filed by the Company.

Preemption

Holders of shares of Series A Preferred Stock shall not have any preemptive rights with respect to the Company’s other securities.

No Sinking Fund

Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

Series B Convertible Preferred Stock

On June 18, 2025, we filed the Certificate of Designations (the “Series B Certificate of Designations”) with the Secretary of State of the State of Delaware that established the preferences, limitations and relative rights of the Series B convertible perpetual preferred stock, par value $0.001 per share (“Series B Convertible Preferred Stock”), and authorized for issuance 300,000 shares of Series B Convertible Preferred Stock. The Amended and Restated Certificate of Incorporation was amended, effective immediately, upon the filing of the Series B Certificate of Designations.

Ranking

The Series B Convertible Perpetual Preferred Stock ranks, with respect to dividend rights and rights upon any liquidation, dissolution or winding up of the Company (a “Series B Liquidation Event”): (a) senior to the

Company’s Common Stock and other capital stock of the Company, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series B Convertible Perpetual Preferred Stock other than the Company’s Series A Preferred Stock, as to dividend rights and rights upon Liquidation Events; (b) on a parity with any other class or series of capital stock of the Company, the terms of which expressly provide that such class or series ranks on a parity with the Series B Convertible Preferred Stock as to dividend rights and rights upon Series B Liquidation Events; (c) junior to the Series A Preferred Stock and any other class or series of capital stock of the Company, the terms of which expressly provide that such class or series ranks senior to the Series B Convertible Preferred Stock as to dividend rights and rights upon Series B Liquidation Events; and (d) junior to all existing and future indebtedness of the Company.

Liquidation Preference

Each share of Series B Convertible Preferred Stock has a liquidation preference of the issue price of $1,000 per share as adjusted for dividends paid in kind and accreted pursuant to the terms of the Series B Certificate of Designations.

Dividend and Return Rights

Pursuant to the Series B Certificate of Designations, the shares of Series B Convertible Preferred Stock are entitled to receive cumulative dividends at a rate equal to 7% per annum (the “Series B Return”), payable quarterly in cash or in-kind at the election of the Company, which, if paid in-kind will be capitalized to the Series B Accrued Value (as defined below).

Maturity

Series B Convertible Preferred Stock is perpetual and has no maturity date.

Conversion and Redemption

A holder of the Series B Convertible Preferred Stock may elect to convert such holder’s shares of Series B Convertible Preferred Stock into shares of Common Stock, at any time. In addition, on or after the dividend payment date following June 20, 2029, if at any time the closing price of the Common Stock has been at least 175% of the applicable conversion price for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading days ending on the trading day immediately preceding the trading day on which a conversion notice is given (a “Series B Conversion Notice”), the Company may elect to convert all of the shares of Series B Convertible Preferred Stock into a number of shares of Common Stock equal to the Series B Accrued Value (as defined below) divided by the conversion price on the date of the Series B Conversion Notice, unless modified pursuant to a Make-Whole Change (as defined in the Series B Certificate of Designations). The shares of Series B Convertible Preferred Stock are convertible into Common Stock at an initial conversion price equal to $14.02, which represents a 30% premium to the 10-day volume weighted average price of the Common Stock on the trading day immediately prior to the execution of the subscription agreements for the Series B Convertible Preferred Stock. Except in the case of a change in control, the Series B Convertible Preferred Stock may not be redeemed or repurchased upon the election of the holders of the Series B Convertible Preferred Stock.

Voting

Holders of shares of Series B Convertible Preferred Stock shall have no voting rights with respect to such shares of Series B Convertible Preferred Stock except as from time to time required by law.

Change of Control

Upon certain change in control events involving the Company, (i) the holders of the Series B Convertible Preferred Stock will have the right to require the Company to redeem any or all of their Series B Convertible

Preferred Stock and (ii) the Company will have the option to redeem all (but not less than all) of the then-outstanding Series B Convertible Preferred Stock, in each case, for a cash amount equal to the Series B Accrued Value (as defined below), on a per share basis. In connection with the Company delivering a Series B Conversion Notice or in connection with a change in control, the Company will, in certain circumstances, be required to increase the conversion rate for shares of Series B Convertible Preferred Stock converting in connection therewith, which will be calculated using a make-whole table calculated over a 10-year period. In no event will the conversion rate be increased to an amount that exceeds 87.5611 shares of Common Stock per $1,000 liquidation preference of Series B Convertible Preferred Stock.

Liquidation

In the event of any Series B Liquidation Event, each holder of the Series B Convertible Preferred Stock will be entitled to receive a per share amount equal to the greater of (i) the per share purchase price of the Series B Convertible Preferred Stock (as adjusted for any in-kind dividends) plus all accrued and unpaid dividends thereon (the “Series B Accrued Value”) and (ii) the amount that such Series B Convertible Preferred Stock would have been entitled to receive if it had converted into the Company’s Common Stock immediately prior to such Series B Liquidation Event.

Registration

The shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock have been registered under the Company’s registration statement on Form S-3, (File No. 333-284634), which was filed with the Securities and Exchange Commission on January 31, 2025, as supplemented by a prospectus supplement filed with the Securities and Exchange Commission on July 18, 2025.

Preemption

Holders of shares of Series B Convertible Preferred Stock shall not have any preemptive rights with respect to the Company’s other securities.

No Sinking Fund

Shares of Series B Convertible Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

Public Warrants

The Company has outstanding public warrants (the “Public Warrants”) and private warrants (the “Private Warrants,” and together with the Public Warrants, the “PCT Warrants”) that entitle each holder to exercise its PCT Warrants for a whole number of the Common Stock at a price of $11.50 per share. The Private Warrants are identical to the Public Warrants, except that the Private Warrants are non-redeemable so long as they are held by the initial holder or any of its permitted transferees. If the Private Warrants are held by someone other than the initial holder or its permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as Public Warrants.

As of March 31, 2026, we had approximately 5.9 million of our PCT Warrants issued and outstanding. Pursuant to the Warrant Agreement (as defined below), a holder of a PCT Warrant may exercise its PCT Warrants only for a whole number of shares of Common Stock. This means that only a whole PCT Warrant may be exercised at any given time by a holder of a PCT Warrant. No fractional PCT Warrants were issued upon separation of the Public Units (as defined below) and only whole PCT Warrants trade on NASDAQ. Each PCT Warrant became exercisable on May 4, 2021 and will expire on March 17, 2027, or earlier upon redemption. The shares of Common Stock issuable upon exercise of the PCT Warrants have been registered under the Company’s registration statement on Form S-1, as amended (File No. 333-251034), which was declared effective by the Securities and Exchange Commission on July 1, 2021 (the “Form S-1”), and, on April 1, 2022, a Company registration statement on Form S-3 (File Nos. 333-251034 and 333-257423) was declared effective by the Securities and Exchange Commission and serves as a post-effective amendment to the Form S-1 pursuant to Rule 429 under the Securities Act.

The outstanding PCT Warrants, other than the Private Warrants held by initial purchasers and affiliates or their permitted transferees, may be called for redemption, in whole and not in part, at a price of $0.01 per PCT Warrant:

•	at any time after the PCT Warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each PCT Warrant holder;

•

if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $14.38 per share, for any 20 trading days within a 30-day trading period commencing after the PCT Warrants become exercisable and ending on the third business day prior to the notice of redemption to PCT Warrant holders; and

•

if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such PCT Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the PCT Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a PCT Warrant will have no further rights except to receive the redemption price for such holder’s PCT Warrant upon surrender of such PCT Warrant.

The redemption criteria for the PCT Warrants have been established at a price which is intended to provide PCT Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the PCT Warrant exercise price so that if the share price declines as a result of a redemption call, the redemption will not cause the share price to drop below the exercise price of the PCT Warrants.

If the PCT Warrants are called for redemption as described above, management will have the option to require all holders that wish to exercise PCT Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the PCT Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the PCT Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of PCT Warrants. Whether we will exercise our option to require all holders to exercise their Public Warrants on a “cashless basis” will depend on a variety of factors including the price of the Common Stock at the time the PCT Warrants are called for redemption, ongoing cash needs at such time and concerns regarding dilutive share issuances.

The PCT Warrants have been issued in registered form under a warrant agreement (as supplemented by First Supplemental Warrant Agreement and the Second Supplemental Warrant Agreement, the “Warrant Agreement”) between Continental Stock Transfer & Trust Company, as warrant agent, and an affiliate of the Company (f/k/a Roth CH Acquisition I Co. and now known as PureCycle Technologies Holdings Corp., a wholly-owned direct subsidiary of the Company). The Warrant Agreement provides that the terms of the PCT Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding PCT Warrants in order to make any change that adversely affects the interests of the registered holders. On February 25, 2026, the Company entered into a supplemental warrant agreement (the “First Supplemental Warrant Agreement”) to the original warrant agreements, which, in part, extended the expiration date of the PCT Warrants to June 17, 2026, or earlier upon redemption or liquidation. On April 17, 2026, the Company entered into a supplemental agreement (the “Second Supplemental Warrant Agreement”) to the original warrant agreements, which, in part, extended the expiration dates of the PCT Warrants to March 17, 2027, or earlier upon redemption or liquidation.

The exercise price and number of shares of Common Stock issuable on exercise of the PCT Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the PCT Warrants will not be adjusted for issuances of shares of Common Stock at a price below the applicable exercise price.

The PCT Warrants may be exercised upon surrender of the PCT Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the PCT Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check, for the number of PCT Warrants being exercised. The PCT Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their PCT Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the PCT Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

PCT Warrant holders may elect to be subject to a restriction on the exercise of their PCT Warrants such that an electing PCT Warrant holder would not be able to exercise their PCT Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the shares of Common Stock outstanding.

No fractional shares will be issued upon exercise of the PCT Warrants. If, upon exercise of the PCT Warrants, a holder would be entitled to receive a fractional interest in a share, upon exercise, the number of shares of Common Stock to be issued to the PCT Warrant holder will be rounded down to the nearest whole number.

Public Units

As of March 31, 2026, we had 47,596 Public Units issued and outstanding. All Public Units outstanding reflect a unit consisting of one share of Common Stock and three-quarters of one redeemable PCT Warrant to purchase Common Stock.

Dividends

We have not declared or paid any cash dividends on our Common Stock and do not presently intend to pay any cash dividends in the foreseeable future. The payment of dividends is subject to the discretion of the Company’s board of directors (the “Board”). Our Board bases its decisions regarding dividends on, among other things, general business conditions, our financial results, contractual, legal and regulatory restrictions regarding dividend payments and any other factors that the Board may consider relevant.

Listing

Our Common Stock, PCT Warrants and Public Units trade on NASDAQ under the symbols “PCT,” “PCTTW” and “PCTTU,” respectively.

Annual Stockholder Meetings

The Second Amended and Restated Bylaws provide that annual stockholder meetings will be held wholly or partially by means of remote communication or at such place, within or without the State of Delaware, on such date and at such time as may be determined by the Board, the Chief Executive Officer of the Company (the “Chief Executive Officer”) or the chairman of the Board (the “Chairman”) and as will be designated in the notice of the annual meeting.

Anti-Takeover Effects of the Company’s Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws and Certain Provisions of Delaware Law

The Amended and Restated Certificate of Incorporation, Certificate of Designations and the Second Amended and Restated Bylaws contain and the DGCL contains provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of the Common Stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which would apply if and so long as the Common Stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

The Board may generally issue preferred stock on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of the Company’s management. Moreover, the Company’s authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved Common Stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the Company’s stockholders of opportunities to sell their shares of the Common Stock at prices higher than prevailing market prices.

Removal of Directors; Vacancies

Subject to the rights, if any, of the holders of any series of preferred stock under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, disability, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director; provided, that, (i) for so long as Pure Crown has a right to nominate the Pure Crown Director, any vacancy resulting from the death, disability, resignation, disqualification, removal, or other cause with respect to the Pure Crown Director, will be filled only by Pure Crown and (ii) for so long as Sylebra Capital has a right to nominate one or more directors for nomination to the Board, any vacancy resulting from the death, disability, disqualification, resignation, or removal with respect to such nominee shall be filled by a successor nominee of Sylebra Capital, subject to certain exceptions described in the Board Representation Agreement. Sylebra Capital is currently entitled to designate two directors for nomination. Any director elected in accordance with the preceding sentence will hold office until the next annual election and until their successors are duly elected and qualified or until their earlier death, disability, resignation, disqualification or removal. No decrease in the number of directors constituting the Board may shorten the term of any incumbent director.

Subject to the rights, if any, of the holders of any series of preferred stock to elect additional directors under circumstances specified in a Preferred Stock Designation, any director may be removed from office by the stockholders at any time, with or without cause. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a director or directors is among the purposes of the meeting and identifies the director or directors proposed to be removed, the affirmative vote of the holders of a majority of the voting power of the outstanding Voting Stock, voting together as a single class, may remove such director or directors. “Voting Stock” means stock of the Company of any class or series entitled to vote generally in the election of directors.

Special Stockholder Meetings

Subject to the rights of the holders of any future series of preferred stock, special meetings of stockholders may be called only (i) by the Chairman, (ii) by the Chief Executive Officer, or (iii) by the Secretary of the Company (the “Secretary”) acting at the request of the Chairman, the Chief Executive Officer or a majority of the total number of directors that the Company would have if there were no vacancies on its Board. At any annual meeting or special meeting of stockholders, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Second Amended and Restated Bylaws.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

The Second Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be properly brought before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information, including, for stockholders who intend, or are part of a group who intends, to solicit proxies in support of director nominees other than the nominees of the Board or a committee of the Board, reasonable documentary evidence that the requirements of Rule 14a-19 under the Exchange Act have been satisfied. Generally, to be timely, a stockholder’s notice relating to any nomination or other business to be brought before an annual meeting must be delivered to the Secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it will be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

To be timely, a stockholder’s notice relating to the nomination of a director to Board to be brought before a special meeting, if permitted, will be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The Second Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice.

Notwithstanding the foregoing notice requirements, the notice requirements will not apply to director nominations pursuant to the Pure Crown Side Letter (as defined in the Second Amended and Restated Bylaws). These notice provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Consent of Stockholders in Lieu of Meeting

Subject to the rights of the holders of any series of preferred stock, any action required or permitted to be taken by the stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be taken without a meeting by means of any consent in writing of such stockholder.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Amendment of the Amended and Restated Certificate of Incorporation

The Amended and Restated Certificate of Incorporation provides that the Company reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in the Amended and Restated Certificate of Incorporation. Notwithstanding any inconsistent provision of the Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of preferred stock required by law, the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock entitled to vote, voting together as a single class, is required to amend, alter, change or repeal, or adopt any provision inconsistent with, certain provisions, as noted in the Amended and Restated Certificate of Incorporation, or the definition of any capitalized terms used therein or any successor provision.

Amendment of the Second Amended and Restated Bylaws

The Second Amended and Restated Bylaws may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been properly described or referred to in the notice of such meeting, or (b) by the Board, provided that no amendment adopted by the board may vary or conflict with any amendment adopted by the stockholders in accordance with the Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws. Notwithstanding the foregoing and anything contained in the Second Amended and Restated Bylaws, certain provisions of the Second Amended and Restated Bylaws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of a majority of the Company’s outstanding capital stock entitled to vote, voting together as a single class.

Exclusive Forum Selection

The Amended and Restated Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or to the Company’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Second Amended and Restated Bylaws or the Amended and Restated Certificate of Incorporation (as either may be amended and/or restated from time to time) or as to which the DGCL confers jurisdiction on the Chancery Court, or (iv) any action, suit or proceeding asserting a claim against the Company governed by the internal affairs doctrine; and (b) subject to the preceding provisions, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder will be deemed to have consented to (1) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (2) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Company will be deemed to have notice of and consented to such provisions of the Amended and Restated Certificate of Incorporation. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director for any breach of the director’s duty of loyalty to the Company or its stockholders, or if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Amended and Restated Certificate of Incorporation provides that the Company must indemnify and advance expenses to the Company’s directors and officers to the fullest extent authorized by the DGCL. The Company also is expressly authorized to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Amended and Restated Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

We may issue rights to purchase Common Stock or other securities or any combination thereof. These rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the rights in such offering. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the securityholders entitled to the rights distribution;

•	the price, if any, for the rights;

•	the exercise price payable for the Common Stock, depositary shares or other securities upon the exercise of the right;

•	the number of rights issued to each securityholder;

•	the amount of Common Stock, depositary shares or other securities that may be purchased per each right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the rights or of the exercise price of the rights;

•	the extent to which the rights are transferable;

•	the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of rights;

•	any applicable U.S. federal income tax considerations; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate and/or rights agreement, which will be filed with the SEC if we offer rights. You are urged to read the applicable rights certificate, rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock and the number of shares of Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and U.S. treasury securities securing the holders’ obligations to purchase shares of Common Stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may offer pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the applicable indenture. We may issue debt securities under an indenture (the “indenture”) to be entered into between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented from time to time, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used.

We have summarized below the material provisions of the indenture and the debt securities, and indicated which material provisions will be described in an applicable prospectus supplement. For further information, you should read the indenture. The following summary is qualified in its entirety by the provisions of the indenture, including the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

General

The indenture will not limit the aggregate principal amount of debt securities that may be issued under it. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our Board or a committee appointed by our Board or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, those outstanding debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	any limit upon the aggregate principal amount of the series;

•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

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the rate or rates at which the securities of the series will bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the interest payment dates on which any interest will be payable and the record date, if any;

•	whether debt securities are entitled to any guarantee of any subsidiary guarantors and the identity of any such subsidiary guarantors for that series and the terms of such guarantee;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series will be payable;

•	the place or places where the securities may be exchanged or transferred;

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the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

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our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or analogous provision or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series will be redeemed or purchased, in whole or in part, pursuant to such an obligation;

•	if other than minimum denominations of $2,000 and multiples of $1,000 thereafter, the denominations in which securities of the series are issuable;

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if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series will or may be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

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if the payments of principal (and premium, if any), or interest, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which the securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which the payments are to be made, the terms and conditions of the payments and the manner in which the exchange rate with respect to the payments will be determined, and the particular provisions applicable thereto;

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if the amount of payments of principal (and premium, if any) and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which those amounts will be determined;

•	whether, and the terms and conditions upon which, the securities of the series may or must be converted into our securities or exchanged for our securities or those of another enterprise;

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if other than the principal amount thereof, the portion of the principal amount of securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which that portion will be determined;

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any modifications of or additions to (i) the events of default and any changes in the right of the trustee or the holders to declare the principal, premium, if any, any interest, if any, with respect to the securities to be due and payable, (ii) covenants with respect to securities of the series or (iii) any modifications of or additions to subordination provisions with respect to any debt securities that are subordinated;

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•	any modifications of or additions to provisions relating to satisfaction and discharge of the indenture;

•	if other than the trustee, the identity of the registrar and any paying agent and any other agent appointed in connection with the securities of such series;

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if the securities of the series will be issued in whole or in part in global form, (i) the depositary for the global securities, (ii) the form of any legend that will be borne by the global securities, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange those interests for certificated securities of that series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur;

•	whether the securities of the series will be secured or unsecured and, if secured, the nature and priority of the security interest and the identity of any collateral agent; and

•	any other terms of the series.

Interest

Unless otherwise indicated in the applicable prospectus supplement, if any payment date with respect to debt securities falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Ranking

Unless otherwise indicated in the applicable prospectus supplement, the debt securities, if senior debt securities, will be our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured senior obligations. However, such senior debt securities will be effectively junior to all of our secured obligations to the extent of the value of the assets securing those obligations. Such debt securities will also be structurally subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries. The debt securities, if subordinated debt securities, will be our direct, unconditional, unsecured and subordinated obligations and will be junior in right of payment to our existing and future senior obligations. The extent of subordination of such subordinated debt securities will be described in an accompanying prospectus supplement.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, neither we nor any subsidiary guarantors are restricted by the indenture from paying dividends or making distributions on our or their capital stock or purchasing or redeeming our or their capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our or any subsidiary guarantor’s right to incur additional indebtedness or limit the amount of additional indebtedness, including senior or secured indebtedness that we can create, incur, assume or guarantee.

Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the indenture will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Reporting

The indenture provides that we will file with the trustee and the SEC such information, documents and other reports as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act.

Guarantees

One or more of our direct or indirect wholly-owned subsidiaries may fully and unconditionally guarantee any series of debt securities offered by this prospectus in the future. The term “subsidiary guarantors” with respect to a series of debt securities refers to those subsidiaries, if any, that guarantee that series of debt securities. We may file one or more post-effective amendments to our registration statement to add such potential subsidiary guarantors. The applicable prospectus supplement will name the subsidiary guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the subsidiary guarantors.

Consolidation, Merger and Sale of Assets

The indenture provides that neither we nor any subsidiary guarantor may consolidate or merge with or into, or sell or convey all or substantially all of our assets in any one transaction or series of related transactions to another person, unless (other than a consolidation or merger of PCT and one or more subsidiary guarantors or two or more subsidiary guarantors, or a sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the assets of PCT to a subsidiary guarantor, a subsidiary guarantor to the Company or of a subsidiary guarantor to another subsidiary guarantor):

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either we or a subsidiary guarantor, as the case may be, are the resulting, surviving or transferee corporation, or our successor is a corporation organized under the laws of the United States, any state or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the indenture and all the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default has occurred and is continuing.

The term “default” for the purpose of this provision means any event that is, or with the passage of time or the giving of notice or both would become, an event of default.

Notwithstanding the foregoing, the provisions of this covenant shall not apply to (i) any sale, transfer, lease, conveyance or other disposition of assets between or among the Company and its wholly owned subsidiaries or between or among wholly owned subsidiaries of the Company, or (ii) any merger or consolidation of the Company with a wholly owned subsidiary of the Company solely for the purpose of reincorporating the Company in another jurisdiction. Except in the case of a lease of all or substantially all of our assets or a subsidiary guarantor’s assets, the successor will be substituted for us or the subsidiary guarantor, as the case may be, in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise the rights and powers of PCT or such subsidiary guarantor under the indenture.

Events of Default, Notice and Waiver

In the indenture, the term “event of default” with respect to debt securities of any series means any of the following:

•	failure by us to pay interest, if any, on the debt securities of that series for 30 days after the date payment is due and payable;

•	failure by us to pay principal of or premium, if any, on the debt securities of that series when due, at maturity, upon any redemption, by declaration or otherwise;

•	failure by us or any subsidiary guarantor to comply with other covenants in the indenture or the debt securities of that series for 90 days after notice that compliance was required;

•	certain events of bankruptcy or insolvency of us or any subsidiary guarantor with respect to such series that is a significant subsidiary; and

•	if applicable, specified events involving the guarantees.

The term “significant subsidiary” for the purpose of this provision means any of our subsidiaries that would be a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X of the Exchange Act.

If an event of default (other than relating to certain events of bankruptcy or insolvency of us or breach of our reporting obligation) has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the entire principal of all the debt securities of the affected series, and accrued interest thereon, if any, to be due and payable immediately.

If an event of default relating to certain events of bankruptcy or insolvency of us or any subsidiary guarantor occurs and is continuing, then the principal amount of all of the outstanding debt securities and any accrued interest thereon will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The holders of not less than a majority in aggregate principal amount of the debt securities of any series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the debt securities of that series, except a continuing default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of the affected series.

The indenture imposes limitations on suits brought by holders of debt securities of any series against us or any subsidiary guarantor. Except for actions for payment of overdue principal or interest, no holder of a debt security of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of an event of default and the continuance of that event of default;

•	the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;

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such holder or holders have offered, and, if requested, provided to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee has not instituted the action within 60 days of the receipt of such notice, request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of that series.

We will be required to file annually with the trustee a certificate, signed by an officer of our Company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Notwithstanding the foregoing, the sole remedy for any breach of our obligation under the indenture to file or furnish reports or other financial information pursuant to section 314(a)(1) of the Trust Indenture Act (or as otherwise required by the indenture) shall be the payment of liquidated damages, and the holders will not have any right under the indenture to accelerate the maturity of the debt securities of the affected series as a result of any such breach. If any such breach continues for 180 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages to the holders of the debt securities of that series at a rate per annum equal to 0.25% per annum of the principal amount of the debt securities of the affected series from the 180th day following such notice to but not including the date on which the breach relating to the reporting obligations referred to in this paragraph shall have been cured or waived; provided that in no event shall such liquidated damages accrue for more than 365 days. The provisions of the indenture described in this paragraph will not affect the rights of the holders of the debt securities of any series in the event of the occurrence of any other event of default.

Modification and Waiver

Except as provided in the two succeeding paragraphs, the indenture provides that we, any subsidiary guarantors and the trustee thereunder may, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of that series), voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of that series.

We, any subsidiary guarantors and the trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder to:

•	convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities of any series, any property or assets;

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evidence the assumption by a successor corporation of our obligations under the indenture and the debt securities of any series in the case of a merger, amalgamation, consolidation or sale of all or substantially all of our assets;

•	add covenant(s) or events of default(s) for the protection of the holders of all or any series of debt securities;

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cure any ambiguity or correct or supplement any provision contained in the indenture or any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or make any other provisions as we may deem necessary or desirable;

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evidence and provide for the acceptance of appointment by a successor trustee in accordance with the indenture and add or change any of the provisions in the indenture as shall be necessary to provide for or facilitate the administration of trusts thereunder by more than one trustee;

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provide for uncertificated debt securities in addition to, or in place of, certificated debt securities of any series in a manner that does not materially and adversely affect any holders of the debt securities of that series;

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conform the text of the indenture or the debt securities of any series to any provision of this “Description of Debt Securities” or “Description of Securities” in this prospectus or the applicable prospectus supplement for that series to the extent that the provision in that description was intended to be a verbatim recitation of a provision of the indenture or the debt securities of that series;

•	provide for the issuance of additional debt securities of any series in accordance with the limitations set forth in the indenture as of the date of the indenture;

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make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder or any holder of a beneficial interest in the debt securities of that series;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	establish the form or terms of debt securities of any series as permitted by the indenture;

•	secure our obligations in respect of the debt securities of any series;

•

in the case of convertible or exchangeable debt securities of any series, subject to the provisions of the supplemental indenture for that series, to provide for conversion rights, exchange rights and/or repurchase rights of holders of that series in connection with any reclassification or change of our common stock or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of the assets of us or our subsidiaries substantially as an entirety occurs;

•	in the case of convertible or exchangeable debt securities of any series, to reduce the conversion price or exchange price applicable to that series;

•

in the case of convertible or exchangeable debt securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for that series, provided that the increase will not adversely affect the interests of the holders of that series in any material respect;

•

make any amendment to or supplement of the indenture or the debt securities of any series that does not adversely affect the rights of holders of any series of debt securities then outstanding in any material respect; or

•	add Guarantees with respect to the debt securities of any series.

We, any subsidiary guarantors and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

•	change the final maturity date of any debt security;

•	reduce the aggregate principal amount on any debt security;

•	reduce the rate of or extend the stated time for payment of interest on any debt security;

•

reduce or alter the method of computation of any amount payable on any debt security upon redemption, prepayment or purchase of any debt security or otherwise alter or waive any of the provisions with respect to the redemption or of any debt security, or waive a redemption payment with respect to any debt security;

•

make any note payable in any money, or at a place of payment other than provided in any debt security of any series or in accordance with the terms of any debt security of any series, the indenture or any supplemental indenture;

•

impair the right to institute suit for the enforcement of any payment on any debt security when due, or otherwise make any change in the provisions of the indenture or any supplemental indenture relating to waivers of past defaults or the rights of holders of any debt security to receive payments of principal of, or premium, if any, or interest on any debt security;

•

modify the provisions of the indenture with respect to modification and waiver (including waiver of a default or event of default in respect of debt securities of any series), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder;

•

reduce the percentage of principal amount of outstanding debt securities of any series whose holders must consent to an amendment, supplement or waiver of the indenture or the debt securities of that series;

•

make any change that adversely affects the conversion rights of holders of debt securities of any series that are exchangeable or convertible to receive payment or delivery of any consideration due upon the conversion or exchange of the debt securities of that series; or

•

modify or amend any provisions of the indenture or the debt securities of any series as may be described in the prospectus supplement with respect to that series of debt securities as requiring the consent of each holder affected thereby.

Defeasance

The indenture provides that we and any subsidiary guarantors will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to the trustee, to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on those debt securities), upon the irrevocable deposit with the applicable trustee, in trust, of money and/or U.S.

government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Also, the establishment of such a trust will be conditioned on the delivery by us or a subsidiary guarantor to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the IRS, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We and any subsidiary guarantors may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than the covenant to pay the amounts due and owing with respect to that series. Any such omission will not be an event of default with respect to the debt securities of that series, upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Our and any subsidiary guarantors’ obligations under the indenture and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us or a subsidiary guarantor to the trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified rights and obligations of the trustee and ours, including, among others, the obligations to apply money held in trust), as may be reasonably requested by the Company when:

•

either (a) all debt securities of that series previously authenticated under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of that series not yet delivered to the trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year, and we or a subsidiary guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

•

no default or event of default with respect to debt securities of that series has occurred or is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of any other instrument to which we are bound;

•

we or a subsidiary guarantor have paid or caused to be paid all other sums payable by us under the indenture and any applicable supplemental indenture with respect to the debt securities of that series;

•

we have delivered irrevocable instructions to the trustee to apply the deposited funds toward the payment of securities of that series at the stated maturity date or the redemption date, as applicable; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Unclaimed Money

Subject to applicable abandoned property laws, if money deposited with the trustee or paying agent for the payment of principal of, premium or accrued and unpaid interest, if any, on debt securities remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our request. After the trustee or paying agent pays the money back to us, holders of debt securities entitled to the money must look to us for payment, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar and paying agent will forward to the trustee any debt securities surrendered to them for transfer, exchange or payment, and the trustee will promptly cancel those debt securities in accordance with its customary procedures. We will not issue new debt securities to replace debt securities that we have paid or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase debt securities in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any debt securities we purchase in this manner; provided that we do not reissue or resell those debt securities if upon reissuance or resale, they would constitute “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Debt securities surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Debt Securities

We will replace mutilated, lost, destroyed or stolen debt securities at the holder’s expense upon delivery to the trustee of the mutilated debt securities or evidence of the loss, destruction or theft of the debt securities satisfactory to the trustee and us. In the case of a lost, destroyed or stolen debt security, we or the trustee may require, at the expense of the holder, indemnity satisfactory to us and the trustee.

Regarding the Trustee

U.S. Bank Trust Company, National Association, is the trustee under the indenture. Except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered, and, if requested, provided to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Pursuant and subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions with us; however, if the trustee acquires any conflicting interest, it would be required to eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

No Individual Liability of Directors, Officers, Employees, Incorporators, Stockholders or Agents

The indenture provides that none of the past, present or future directors, officers, employees, incorporators, stockholders, other owners or agents of PCT or any subsidiary guarantor in their capacity as such will have any liability for any of our obligations under the debt securities of any series or the indenture. Each holder of debt securities of any series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and debt securities of each series are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, stock purchase contracts, stock purchase units, debt securities or any combination of such securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

A summary of certain U.S. federal income tax considerations to persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. The summary will be prepared for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.

FORMS OF SECURITIES

Each warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, any warrant agent, unit agent or any other agent of the Company, agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or selling securityholders may sell the securities in and outside the United States:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers;

•	any combination of these; or

•	through any method described in the applicable prospectus supplement.

The distribution of the securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on any organized market where the securities may be traded;

•	purchases by a dealer as principal and resale by the dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

•	in any other manner described in the applicable prospectus supplement.

We or selling securityholders may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices;

•	negotiated prices; or

•	prices determined according to the process described in the applicable prospectus supplement.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each of its sales of securities covered by this prospectus.

The prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we offer the securities in a subscription rights offering to our existing holders of our securities, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of such securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of the securities, we or the selling securityholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Shares of Common Stock may also be exchanged for satisfaction of selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Direct Sales and Sales through Agents

We or the selling securityholders may sell the securities directly. In this case, no underwriters or agents would be involved. We or the selling securityholders may also sell the securities through agents designated from time to time at fixed prices or at varying prices determined at the time of sale. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling securityholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we or the selling securityholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We and the selling securityholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Selling securityholders might not sell any securities under this prospectus. In addition, any shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL MATTERS

Legal matters in connection with the issuance and sale of the securities offered hereby will be passed upon for us by Jones Day. Additional legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

     Shares

Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Sole Bookrunner

Morgan Stanley

June     , 2026